UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant: ☒

Filed by a Party other than the Registrant: ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to 240.14a-12

RED HAT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

June 27, 2011

Dear Red Hat Stockholders,

It is my pleasure to invite you to Red Hat’s 2011 Annual Meeting of Stockholders. This year’s meeting will be held on Thursday, August 11, 2011, at 9:00 a.m., at our corporate headquarters, 1801 Varsity Drive, Raleigh, North Carolina 27606. I hope you will be able to attend. You will find details regarding the meeting and the business to be conducted in the accompanying Notice of 2011 Annual Meeting of Stockholders and Proxy Statement.

This year we are again pleased to furnish our proxy materials via the Internet. Providing our materials to stockholders electronically allows us to conserve natural resources and reduce our printing and mailing costs related to the distribution of the proxy materials. As a result, we are mailing to stockholders a Notice of Internet Availability of Proxy Materials for the 2011 Annual Meeting which contains instructions on how to access those documents over the Internet. Stockholders who wish to receive paper copies of the proxy materials may do so by following the instructions on the Notice of Internet Availability of Proxy Materials.

Your vote is important to us. Whether or not you plan to attend the 2011 Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone, over the Internet or, if you received paper copies of the proxy materials, by mail.

Thank you for your ongoing support of Red Hat.

Sincerely,

James M. Whitehurst President and Chief Executive Officer

RED HAT, INC.

1801 Varsity Drive

Raleigh, North Carolina 27606

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m. on Thursday, August 11, 2011

PLACE	Red Hat’s corporate headquarters located at 1801 Varsity Drive, Raleigh, North Carolina 27606

ITEMS OF BUSINESS

1.      To elect four members to the Board of Directors, each to serve for a three-year term as a Class III director

2.      To ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 29, 2012

3.      To approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation

4.      To hold an advisory vote on the frequency of future Red Hat stockholder votes on executive compensation

5.      To approve Red Hat’s 2011 Performance Compensation Plan

6.      To transact such other business as may properly come before the 2011 Annual Meeting and any adjournments thereof

ADJOURNMENTS AND POSTPONEMENTS	Any action on the items of business described above may be considered at the 2011 Annual Meeting or at any time and date to which the 2011 Annual Meeting may be properly adjourned or postponed.

RECORD DATE	Stockholders of record at the close of business on June 15, 2011 are entitled to notice of, and to vote at, the 2011 Annual Meeting and at any adjournments or postponements thereof.

INSPECTION OF LIST OF STOCKHOLDERS OF RECORD	A list of stockholders of record will be available for inspection at our corporate headquarters located at 1801 Varsity Drive, Raleigh, North Carolina 27606, during ordinary business hours during the ten-day period before the 2011 Annual Meeting.

VOTING	Whether or not you plan to attend the 2011 Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet as described in the proxy materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the pre-paid envelope provided.

By Order of the Board of Directors

Michael R. Cunningham Secretary

Raleigh, North Carolina

June 27, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING TO BE HELD ON AUGUST 11, 2011: THIS PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND RED HAT’S ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYVOTING.COM/RHT

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

ON AUGUST 11, 2011

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

ON AUGUST 11, 2011

INTRODUCTION

This Proxy Statement for Red Hat’s 2011 Annual Meeting of Stockholders (“Proxy Statement”) is furnished in connection with a solicitation of proxies by the Board of Directors (“Board”) of Red Hat, Inc., to be used at our 2011 Annual Meeting of Stockholders (“Annual Meeting”) to be held at the corporate headquarters of Red Hat, Inc. at 1801 Varsity Drive, Raleigh, North Carolina 27606 on Thursday, August 11, 2011, at 9:00 a.m. local time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying materials (or a Notice of Internet Availability of Proxy Materials) are being mailed to stockholders on or about July 1, 2011.

When we use the terms “Red Hat,” “the Company,” “we,” “us,” and “our,” we mean Red Hat, Inc., a Delaware corporation.

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

Why am I receiving these materials?

We have made these proxy materials available to you over the Internet, or have delivered paper copies of these materials to you by mail, in connection with the solicitation of proxies for our Annual Meeting. These materials include information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and are designed to assist you in voting on the matters presented at the Annual Meeting. Stockholders of record as of the close of business on June 15, 2011 may attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement.

What is included in the proxy materials?

The proxy materials include our Proxy Statement for the Annual Meeting, our 2011 Annual Report which includes our Annual Report on Form 10-K for the fiscal year ended February 28, 2011 (“Fiscal 2011”) and, if you receive a paper copy of these materials, a proxy card or voting instruction card. If you received a Notice of Internet Availability of Proxy Materials, please see “Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?” below.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

You may receive a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a paper copy of the proxy materials. The Notice of Internet Availability describes how to access the proxy materials over the Internet and request paper copies of the proxy materials via mail. We will begin mailing the Notices of Internet Availability on or about July 1, 2011 to stockholders who are eligible to vote at the Annual Meeting.

Who is eligible to vote at the Annual Meeting?

If your Red Hat common stock is registered in your name in the records of our transfer agent, BNY Mellon Shareowner Services (“BNY Mellon”), as of the close of business on June 15, 2011, you are a “stockholder of record” for purposes of the Annual Meeting and are eligible to attend and vote. If you hold shares of our common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or similar institution. Instructions on how to vote shares held in street name are described under “How do I vote my shares?” below.

How many votes do I have?

You will have one vote for each share of our common stock owned by you, as a stockholder of record or in street name, at the close of business on June 15, 2011.

What am I being asked to vote on at the Annual Meeting?

You are being asked to vote on:

•	Item 1: the election of four members to the Board of Directors, each to serve for a three-year term as a Class III director;

•	Item 2: the ratification of the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 29, 2012 (“Fiscal 2012”);

•	Item 3: the approval, on an advisory basis, of a resolution relating to Red Hat’s executive compensation;

•	Item 4: to hold an advisory vote on the frequency of future Red Hat stockholder votes on executive compensation; and

•	Item 5: the approval of Red Hat’s 2011 Performance Compensation Plan.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of the four nominees named in this Proxy Statement to the Board of Directors, each to serve a three-year term as a Class III director;

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for Fiscal 2012;

•	FOR the approval, on an advisory basis, of the resolution relating to Red Hat’s executive compensation;

•	to choose, on an advisory basis, a frequency of ONE YEAR for future Red Hat stockholder votes on executive compensation; and

•	FOR approval of Red Hat’s 2011 Performance Compensation Plan.

Other than the items listed in the Proxy Statement, what other business will be addressed at the Annual Meeting?

We currently know of no other matters to be properly presented at the Annual Meeting. However, by giving your proxy you appoint the persons named as proxies as your representatives at the Annual Meeting. If other matters are properly introduced at the Annual Meeting, the proxy holders are authorized to vote your shares in their discretion.

How do I vote my shares?

For stockholders of record:    If you are eligible to vote at the Annual Meeting and are a stockholder of record, you may submit your proxy or cast your vote in one of four ways:

•

By Internet—If you have Internet access, you may submit your proxy by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card.

•

By Telephone—You can also submit your proxy by telephone by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card.

•

By Mail—If you received your proxy materials by mail, you may submit your proxy by completing the proxy card enclosed with those materials, signing and dating it and returning it in the pre-paid envelope we have provided.

•	In Person at our Annual Meeting—You can vote in person at our Annual Meeting. You must present an acceptable form of identification, such as a driver’s license, in order to gain admittance.

For holders in street name:    If you hold your shares in street name and, therefore, are not a stockholder of record, you will need to follow the specific voting instructions provided to you by your broker, bank or other similar institution. If you wish to vote your shares in person at our Annual Meeting, you must obtain a valid proxy from your broker, bank or similar institution, granting you authorization to vote your shares. In order to attend and vote your shares held in street name at our Annual Meeting, you will need to hand in the valid proxy from your broker, bank or similar institution, along with a signed ballot that you can request at the Annual Meeting. You will not be able to vote your shares held in street name at the Annual Meeting without a valid proxy from your broker, bank or similar institution and a signed ballot.

Can I change or revoke my proxy?

For stockholders of record:    Yes. A proxy may be changed or revoked at any time prior to the voting at the Annual Meeting by submitting a later-dated proxy (including a proxy via the Internet or by telephone) or by giving written notice to our President or Corporate Secretary. You may also attend the Annual Meeting and vote your shares in person.

For holders in street name:    Yes. You must follow the specific voting instructions provided to you by your broker, bank or other similar institution to change or revoke any instructions you have already provided to them.

If I submit a proxy by Internet, telephone or mail, how will my shares be counted?

If you submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares of common stock will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not provide specific voting instructions, your shares of common stock will be voted FOR the election of the four nominees for director named in this Proxy Statement, FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2012, FOR the approval of a resolution relating to Red Hat’s executive compensation, to choose a frequency of ONE YEAR for future Red Hat stockholder votes on executive compensation, and FOR approval of Red Hat’s 2011 Performance Compensation Plan. If any other matter properly comes before our Annual Meeting, the proxy holders will vote your shares in their discretion.

What is “broker discretionary voting”?

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “non-discretionary.” In the case of a discretionary matter (for example, the ratification of the independent registered public accounting firm), your broker is permitted to vote your shares of common stock if you have not given voting instructions. In the case of a non-discretionary matter (for example, the election of directors, the advisory vote on a resolution relating to Red Hat’s executive compensation plan, the advisory vote on the frequency of advisory votes on executive compensation, and the approval of Red Hat’s 2011 Performance Compensation Plan), your broker cannot vote your shares if you have not given voting instructions. A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting with respect to discretionary matters, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Therefore, it is important that you provide specific voting instructions regarding non-discretionary matters (such as election of directors and matters related to executive compensation) to your broker, bank or similar institution.

I understand that a quorum is required in order to conduct business at the Annual Meeting. What constitutes a quorum?

A majority of all of our outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum at the Annual Meeting. As of June 15, 2011, the record date for the Annual Meeting, there were 192,965,134 shares of common stock outstanding and entitled to vote. If you submit a properly executed proxy by mail, telephone or the Internet, you will be considered a part of the quorum. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What is required to approve the proposals submitted to a vote at the Annual Meeting?

At this Annual Meeting each director will be elected by the vote of the majority of the votes cast with respect to the director nominee. This means to elect the director nominee, the number of shares voted “For” the director nominee must exceed the number of shares voted “Against” the director nominee. Abstentions and broker non-votes will not be considered votes cast.

The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting is required to approve ratification of the selection of the independent registered public accounting firm, approve (on an advisory basis) the resolution relating to the Company’s executive compensation, choose (on an advisory basis) one of the three options on the frequency of future Red Hat stockholder votes on executive compensation, and approve Red Hat’s 2011 Performance Compensation Plan and any other matters that properly come before the Annual Meeting. Abstentions and broker non-votes will not be considered to have been voted.

In the case of the proposal to choose (on an advisory basis) the frequency of Red Hat stockholder votes on executive compensation, if none of the three frequency options receives the vote of the holders of a majority of the shares of the common stock present or represented and voting, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes to be the frequency that has been recommended by stockholders. Abstentions and broker non-votes will not be considered to have been voted.

How can I obtain a proxy card or voting instruction form?

If you lose, misplace or otherwise need to obtain a proxy card or a voting instruction form, please follow the applicable procedure below.

For stockholders of record:    Please contact BNY Mellon at 1-888-313-0164.

For holders in street name:    Please contact your account representative at your broker, bank or other similar institution.

Who counts the votes?

Votes are counted by BNY Mellon, our transfer agent and registrar, and are then certified by a representative of BNY Mellon appointed by the Board to serve as our Inspector of Election.

How can I obtain directions to the Annual Meeting?

You may contact Red Hat Investor Relations at 919-754-3700.

Who pays for the expenses of this proxy solicitation?

Red Hat will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of our proxy materials and the proxy card. We may also reimburse brokerage firms and other persons representing stockholders who hold their shares in street name for reasonable expenses incurred by them in forwarding proxy materials to such stockholders. In addition, certain directors, officers and other employees, without additional remuneration, may solicit proxies by personal interviews, telephone, facsimile, email and other methods of electronic communication.

Where can I find vote results after the Annual Meeting?

We are required to publish final vote results in a Current Report on Form 8-K to be filed with the SEC within four business days after our Annual Meeting.

How can I obtain more information about Red Hat?

Copies of this Proxy Statement and our Annual Report on Form 10-K are available online at www.proxyvoting.com/rht or at www.redhat.com under “Company—Company Profile—Investor Relations—SEC Filings and Financial Information.”

ITEM NO. 1—ELECTION OF DIRECTORS

Our Board currently consists of ten directors divided into three classes. One class of directors is elected annually, and each class serves for a term of three years. The term of the Class III directors will expire at this Annual Meeting. The class makeup of the Board is as follows:

Class	Directors	Term Expires
I	Micheline Chau, Marye Anne Fox and Donald H. Livingstone	2012
II	Jeffrey J. Clarke, W. Steve Albrecht and General H. Hugh Shelton (U.S. Army Retired)	2013
III	Sohaib Abbasi, Narendra K. Gupta, William S. Kaiser and James M. Whitehurst	2011

Criteria for Evaluating Candidates for Service on Our Board

The Nominating and Corporate Governance Committee of our Board is responsible for identifying and evaluating candidates for service on our Board and recommending proposed director nominees to the full Board for consideration. Our Corporate Governance Guidelines describe the criteria used to select candidates for service on our Board:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

•	Nominees should normally be able to serve for at least five years before reaching the age of 75.

The Corporate Governance Guidelines state that the Nominating and Corporate Governance Committee’s review of a nominee’s qualifications will include consideration of diversity, age, skills and professional experience in the context of the needs of the Board. While the Company has no formal diversity policy that applies to the consideration of director candidates, the Nominating and Corporate Governance Committee believes that diversity includes not just race and gender but differences of viewpoint, experience, education, skill and other qualities or attributes that contribute to Board heterogeneity.

In addition, the Nominating and Corporate Governance Committee believes it is important to select directors from various backgrounds and professions in an effort to ensure that the Board as a group has a broad range of experiences to enrich discussion and inform its decisions. Consistent with this philosophy, the Nominating and Corporate Governance Committee believes that each director should possess at least two of the following attributes:

•

Senior Leadership Experience. Nominees who have served in senior leadership positions provide special insight and guidance. We seek candidates who possess proven leadership qualities and the ability to identify and develop those qualities in others. They also bring a practical understanding of organizations, processes, strategy, risk management and methods to drive change and growth.

•

Public Company Board Experience. Nominees who have served on other public company boards offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board with senior management and oversight of a changing mix of strategic, operational and compliance-related matters.

•

Financial Expertise. Nominees who have knowledge of financial markets, financing and funding operations and accounting and financial reporting processes assist us in understanding, advising and overseeing our capital structure, financing and investing activities, financial reporting and internal controls.

•

Industry Expertise. Nominees with experience in the information technology industry help us to analyze our research and development efforts, competing technologies, the various products and processes that we develop and the market segments in which we compete.

•	Science and Technology Expertise. Nominees with backgrounds in science and technology support our efforts to spur innovation and develop new ideas.

•

Global Expertise. As a global organization with offices in over 30 countries, nominees with global expertise bring useful business and cultural perspectives that relate to many significant aspects of our business.

Nominees for Election to the Board of Directors

The Board has nominated four Class III directors, Sohaib Abbasi, Narendra K. Gupta, William S. Kaiser and James M. Whitehurst, for three-year terms ending in 2014. Each nominee has indicated an intention to serve if elected and will hold office for his term and until a successor has been elected and qualified or until his earlier resignation or removal. In the event that any of the nominees should be unable or unwilling to serve, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Set forth below is a brief biography for each nominee and a description of certain key attributes that the Board considered in recommending each nominee for re-election.

Sohaib Abbasi, 54

Chairman, Chief Executive Officer and President of Informatica Corporation

Director since March 2011

Mr. Abbasi has served as the Chief Executive Officer and President of Informatica Corporation (NASDAQ:INFA) since July 2004 and as Chairman of its board of directors since March 2005. Until 2003, Mr. Abbasi was Senior Vice President, Oracle Tools Division and Oracle Education at Oracle Corporation, which he joined in 1982. From 1994 to 2000, he was Senior Vice President, Oracle Tools Product Division. Mr. Abbasi graduated with honors from the University of Illinois at Urbana-Champaign in 1980, where he earned both a Bachelor of Science and a Master of Science degree in computer science. As President, Chief Executive Officer and Chairman of a technology-related company, Mr. Abbasi brings to our Board senior leadership and public company board experience as well as industry expertise.

Narendra K. Gupta, 62

Managing Director of Nexus Venture Partners

Director since November 2005

Dr. Gupta co-founded and has served as Managing Director of Nexus Venture Partners, an India-focused venture capital fund, since December 2006. In 1980, Dr. Gupta co-founded Integrated Systems Inc., a provider of products for embedded software development, which went public in 1990. Dr. Gupta served as Integrated System’s President and CEO from founding until 1994 and as Chairman until 2000 when Integrated Systems merged with Wind River Systems, Inc., a provider of device software optimization solutions. Dr. Gupta served as Wind River’s Vice Chairman from 2000 until its acquisition by Intel Corporation in 2009. Dr. Gupta sits on the board of directors of Tibco Software Inc. (NASDAQ:TIBX), a provider of service-oriented architecture and business process management enterprise software, and was on the board of Wind River from 2000 until 2009. He also serves as a member of the Board of Trustees of the California Institute of Technology and as a board member and advisor to several privately held companies and foundations. As a current and former executive and board member of a number of technology related public companies and as an investor in global companies, Dr. Gupta provides our Board with public company board experience, industry experience as well as science and technology and global expertise.

William S. Kaiser, 55

Managing Director, Greylock Management Corporation

Director since September 1998

Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been one of the general partners of the Greylock Limited Partnerships since January 1988. Mr. Kaiser currently serves on the board of directors of a number private organizations in addition to Constant Contact, Inc. (NASDAQ:CTCT), a provider of email marketing and online surveys for small organizations. Having a background in venture capital investment focusing on technology related entities, Mr. Kaiser brings to our Board financial and industry expertise.

James M. Whitehurst, 43

President and CEO, Red Hat, Inc.

Director since January 2008

Mr. Whitehurst has served as the President and CEO of Red Hat and as a member of the Board since January 2008. Prior to joining Red Hat, Mr. Whitehurst served as the Chief Operating Officer of Delta Air Lines, Inc. from July 2005 to August 2007, as Senior Vice President and Chief Network and Planning Officer from May 2004 to July 2005 and as Senior Vice President—Finance, Treasury & Business Development from January 2002 to May 2004. Delta filed for bankruptcy in September 2005. Prior to joining Delta, he was a partner and managing director at The Boston Consulting Group. Mr. Whitehurst also serves on the board of directors of DigitalGlobe, Inc. (NYSE:DGI), a builder and operator of satellites for digital imaging. Mr. Whitehurst’s service as our CEO as well as his experience as a senior executive at a global corporation brings senior leadership experience and financial and global expertise to our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE ELECTION OF

SOHAIB ABBASI, NARENDRA K. GUPTA, WILLIAM S. KAISER AND JAMES M. WHITEHURST

TO THE COMPANY’S BOARD OF DIRECTORS

Members of the Board Continuing to Serve

The following directors will continue to serve on our Board. Set forth below is a brief biography for each such director and a description of the key attributes that each brings to our Board.

W. Steve Albrecht, 64

Professor of Accounting, Brigham Young University, Marriott School of Management

Director since March 2011

Dr. Albrecht, who previously served on Red Hat’s Board from April 2003 through June 2009, is the Andersen Alumni Professor of Accounting at the Marriott School of Management (the “Marriott School”) at Brigham Young University (“BYU”). Dr. Albrecht has also served as a mission president in Japan for his church since June 2009. Dr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois, and served as Associate Dean of the Marriott School until July 2008. Prior to becoming a professor, he worked as an accountant for

Deloitte & Touche. Dr. Albrecht currently serves on the board of directors of Cypress Semiconductor Corporation (NASDAQ:CY) and SunPower Corporation (NASDAQ:SPWRA) and was a member of the board of directors of SkyWest, Inc., the holding company of SkyWest Airlines, from 2003 until 2009. He is the past president of the American Accounting Association and the Association of Certified Fraud Examiners and is a former trustee of the Financial Accounting Foundation that oversees the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board (GASB). Dr. Albrecht holds a Bachelor of Science degree from BYU, a Masters degree in Business Administration and a Doctorate degree in Accounting from the University of Wisconsin. Dr. Albrecht’s career in public accounting and as a professor and dean, as well as his service as a director of a number of public companies, brings to our Board public company board and senior leadership experience as well as financial expertise.

Micheline Chau, 58

President and Chief Operating Officer of Lucasfilm Ltd.

Director since November 2008

Ms. Chau has served as President and Chief Operating Officer of Lucasfilm Ltd., a leading film and entertainment company, since April 2003. She is also a member of its board of directors. Prior to assuming her current role as President and Chief Operating Officer, Ms. Chau served as Lucasfilm’s CFO from 1991 to March 2003. Before that, Ms. Chau was Chief Financial/Administrative Officer for Bell Atlantic Healthcare Systems and held other executive-level positions within several types of industries including retail, restaurant, venture capital and financial services. Ms. Chau currently sits on the boards of several private and non-profit entities. As President and Chief Operating Officer (and former CFO) of a technology-related company, Ms. Chau brings to our Board senior leadership experience and financial and industry expertise.

Jeffrey J. Clarke, 49

Executive Chairman of the Board of Directors of Travelport, Inc.

Director since November 2008

Mr. Clarke has served as the Executive Chairman of the board of directors of Travelport, Inc., a provider of transaction processing for the global travel industry since May 2011, and has been a member of its board since May 2006. Mr. Clarke served as the President and CEO of Travelport from April 2006 through May 2011. From April 2004 until April 2006, Mr. Clarke was the Chief Operating Officer of CA, Inc. (formerly Computer Associates), an information technology company, where he was responsible for sales, services, business development, partnership alliances and finance and information technology. From May 2002 through November 2003, Mr. Clarke was the Executive Vice President of Global Operations of Hewlett-Packard Company, an information technology company. Mr. Clarke currently serves as Chairman of the Board of Orbitz Worldwide Ltd. (NYSE:OWW), a global online travel company. Mr. Clarke served as a director of UTStarcom, Inc., a provider of IP-based networking and telecommunications solutions, from 2005 through 2010. Mr. Clarke’s experience as an executive at large global technology companies brings to our Board senior leadership experience and industry and global expertise.

Marye Anne Fox, 63

Chancellor of the University of California, San Diego

Director since January 2002

Dr. Fox has served as the Chancellor of the University of California, San Diego and Distinguished Professor of Chemistry at that institution since August 2004. Prior to that Dr. Fox served as the Chancellor of North Carolina State University and as Distinguished University Professor of Chemistry from August 1998 until July 2004. Dr. Fox is an elected member of the National Academy of Sciences and serves on the board of directors of W.R. Grace & Co. (NYSE:GRA), a specialty chemicals and materials company. Dr. Fox served on the board of directors of Boston Scientific Corporation, a developer, marketer and manufacturer of medical devices, from June 2002 until May 2011. Dr. Fox also served as a director of Pharmaceutical Product Development, Inc., a biotechnology development services company, from 2002 until 2008. With her experience leading large educational institutions, her technical background and acting as director of large public companies, Dr. Fox brings to our Board senior leadership and public company board experience as well as science and technology expertise.

Donald H. Livingstone, 68

Teaching Professor, Brigham Young University, Marriott School of Management

Director since September 2009

Mr. Livingstone has been a teaching professor at BYU’s Marriott School since 1994 and plans to retire from that position in August 2011. In addition to his teaching duties, Mr. Livingstone served as director of the Rollins Center for Entrepreneurship and Technology at the Marriott School from 1995 until 2007. Mr. Livingstone took a leave of absence from the Marriott School from June 2007 until June 2009 to serve as a mission president in Africa for his church. Prior to joining BYU, Mr. Livingstone had a 29-year career with Arthur Andersen LLP that included service as an audit and consulting services partner in the San Francisco and Los Angeles offices. Mr. Livingstone served as a member of the board of directors of Micrel, Incorporated, an integrated circuit designer and manufacturer, from 2002 until 2007; Sento Corporation, a provider of integrated, multi-channel customer support, from 2004 until 2007; AmericanWest Bancorporation, a bank holding company, from 2005 until 2007; and American Express Centurion Bank, a chartered industrial bank and wholly owned subsidiary of American Express Travel Related Services, Inc., from 2005 until 2007. Mr. Livingstone’s career in public accounting and as a professor, as well as his service as a director of a number of public companies, brings to our Board public company board experience and financial expertise.

General H. Hugh Shelton, 69

U.S. Army (Retired) and Former Chairman of the Joint Chiefs of Staff

Director since April 2003, Lead Director from March 2008 through August 2010, and Chairman since August 2010

General Shelton has served as the Executive Director of the General H. Hugh Shelton Leadership Program at North Carolina State University since January 2002 in addition to serving as a board member and advisor to a number of entities. From January 2002 until April 2006, General Shelton served as the President, International Sales, for M.I.C. Industries, an international manufacturing company. General Shelton served as the 14th Chairman of the Joint Chiefs of Staff from October 1997 until his retirement in September 2001. General Shelton serves on the board of directors of L-3 Communications Corporation (NYSE:LLL), a supplier of products and services used in the aerospace and defense industries. He has also served as a member of the board of directors of several other public companies including vice chairman of the board of directors of Protective Products of America, Inc., a manufacturer of protective armor products, from 2006 until 2010; Anheuser-Busch Companies, an operator of beer, packaging and entertainment companies, from 2001 until 2009; and CACI International Inc., a provider of professional services and IT solutions to defense, intelligence, homeland security and the federal civilian government, from 2007 until 2008. General Shelton’s leadership experience in the U.S. military and his service on the boards of other public companies brings to our Board senior leadership experience, public company board experience and global expertise.

ITEM NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for Fiscal 2012. During Fiscal 2011, PricewaterhouseCoopers LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services as described below.

Although stockholder ratification of our independent registered public accounting firm is not required under Delaware law, our charter or our by-laws, the Company believes it is advisable to provide our stockholders with the opportunity to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2012, the Audit Committee will consider whether to select a new independent registered public accounting firm for Fiscal 2012 or to wait until the completion of the audit for Fiscal 2012 before considering a change in our independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP are expected to attend our Annual Meeting, will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

FISCAL 2012

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees PricewaterhouseCoopers LLP billed to the Company for each of the last two fiscal years.

Fee Category	Fiscal Year Ended February 28, 2011	Fiscal Year Ended February 28, 2010
Audit Fees (1)	$1,430,955	$1,337,717
Audit-Related Fees (2)	$97,500	$0
Tax Fees (3)	$181,413	$29,803
All Other Fees (4)	$14,800	$45,258

Total Fees	$1,724,668	$1,412,778

(1)	“Audit Fees” consist of fees for the audit of the Company’s annual financial statements, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and which are not reported under “Audit Fees.” For Fiscal 2011, fees for assistance with merger and acquisition activities comprise substantially all of the amount described.
(3)	“Tax Fees” consist of fees for tax compliance, tax advice and tax planning services. For Fiscal 2011, fees for advice relating to transfer pricing matters and non-U.S. subsidiary taxes comprise substantially all of the amounts described. For the fiscal year ended February 28, 2010, fees for advice relating to transfer pricing matters and non-U.S. subsidiary taxes comprise substantially all of the amounts described.

(4)	“All Other Fees” consist of fees for products and services provided by the independent registered public accounting firm other than for the services reported above in Audit Fees, Audit-Related Fees or Tax Fees. For Fiscal 2011, fees for utilization of a research tool and training and consulting regarding international financial reporting standards comprise substantially all of the amounts described. For the fiscal year ended February 28, 2010, fees for conducting customer compliance audits and utilization of a research tool comprise substantially all of the amounts described.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may delegate, and has delegated to the Chairman of the Audit Committee, the authority to approve any audit or non-audit services to be provided by our independent registered public accounting firm. The Audit Committee also may delegate this pre-approval authority to other individual members of the Audit Committee from time to time. Any approval of services by any member of the Audit Committee pursuant to this delegated authority, whether the Chairman or another member, is reported at the next meeting of the Audit Committee.

In the fiscal year ended February 28, 2010 (“Fiscal 2010”) and Fiscal 2011, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved by the Audit Committee directly or pursuant to this delegated authority.

ITEM NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to approve, on an advisory basis, a resolution relating to the Company’s executive compensation as reported in this Proxy Statement.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes how our executive compensation program operates and is designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative below, which provide additional information on the compensation of our CEO, CFO and other three most highly compensated executive officers who were serving as of February 28, 2011 (collectively, our “Named Officers”). The Board and the Compensation Committee believe that our executive compensation program as described in the “Compensation Discussion and Analysis” section has supported and contributed to the Company’s recent and long-term success and the creation of long-term stockholder value and is effective in helping the Company attract and retain the high caliber of executive talent necessary to drive our business forward and build sustainable value for our stockholders.

In accordance with recently adopted regulations under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion of the Proxy Statement for the 2011 Annual Meeting of Stockholders, is hereby APPROVED.

While this advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RESOLUTION RELATING TO RED HAT’S EXECUTIVE COMPENSATION

ITEM NO. 4—ADVISORY VOTE REGARDING FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

The federal law that now requires U.S. public companies to hold a “say on pay” advisory vote also requires that stockholders be asked how often they wish to vote on a “say on pay” proposal. In accordance with this new law, we are asking stockholders to vote on whether future “say on pay” votes should occur every year, every two years, or every three years. The vote on the frequency of “say on pay” votes is advisory in nature and must be held at least once every six years.

After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation program is designed to promote a long-term connection between pay and performance, the Compensation Committee reviews our executive compensation program, and the Company describes that program to our stockholders in its proxy statement, annually. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to offer direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. However, stockholders should note that elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in some cases over a multi-year period. As a result, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

In accordance with recently adopted regulations under Section 14A of the Exchange Act, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. This advisory vote is non-binding on the Company, the Board and the Compensation Committee, but the Board will give careful consideration to the voting results on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO

HOLD ADVISORY VOTES ON RED HAT EXECUTIVE COMPENSATION EVERY ONE YEAR

ITEM NO. 5—APPROVAL OF THE 2011 PERFORMANCE COMPENSATION PLAN

In March and June 2011, respectively, our Compensation Committee and Board unanimously approved, subject to stockholder approval, Red Hat’s 2011 Performance Compensation Plan (the “2011 Performance Plan”) and the Board directed that the 2011 Performance Plan be submitted to our stockholders at this Annual Meeting. The Plan is designed to tie compensation directly to achievement of the Company’s objectives, thereby increasing the success of our business and enhancing long-term stockholder value. Stockholder approval of the 2011 Performance Plan is intended to allow compensation paid under the 2011 Performance Plan to qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Currently, certain compensation is paid under the 2006 Performance Compensation Plan approved by our stockholders in August 2006 (the “2006 Performance Plan”). The 2011 Performance Plan updates the 2006 Performance Plan to include additional metrics that the Compensation Committee may select as performance goals, but otherwise is substantially similar to the 2006 Performance Plan, which is described in the section entitled “Compensation and Other Information Concerning Executive Officers.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR THE APPROVAL OF RED HAT’S 2011 PERFORMANCE COMPENSATION PLAN

Summary of the 2011 Performance Plan

The following paragraphs provide a summary of the principal features of the 2011 Performance Plan. The following summary is not a complete description of all the provisions of the 2011 Performance Plan and is qualified in its entirety by reference to the 2011 Performance Plan, a copy of which is attached hereto as Appendix A.

General.    The 2011 Performance Plan is designed to enable the Company to provide tax deductible “performance-based compensation” within the meaning of Section 162(m) of the Code, including by tying compensation to qualifying performance measures. This is intended to help enhance stockholder value and assist the Company in attracting and retaining executive officers of the Company and its subsidiaries who, because of the extent of their responsibilities, can make significant contributions to the Company’s success by their ability, industry, loyalty and services. If certain requirements are satisfied, compensation awarded under the 2011 Performance Plan to covered employees will qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code.

Eligibility.    Eligible participants in the 2011 Performance Plan (“Participants”) are the Chief Executive Officer and other executive officers who are chosen solely at the discretion of the Compensation Committee. No person is automatically entitled to participate in the 2011 Performance Plan in any plan year. Six of our officers participated in the 2006 Performance Plan in Fiscal 2011. If the 2011 Performance Plan is approved by stockholders, we anticipate that Participants in the 2011 Performance Plan will be first chosen for participation for our fiscal year ending on February 28, 2013 (“Fiscal 2013”). The Company may also pay discretionary bonuses, or other types of compensation, outside of the 2011 Performance Plan; however, such compensation may not qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code. The granting of awards under the 2011 Performance Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Administration.    The 2011 Performance Plan will be administered by the Compensation Committee, which consists of at least three directors, each of whom is both a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. The Compensation Committee shall be responsible for the general administration and interpretation of the 2011

Performance Plan and for carrying out its provisions. The Compensation Committee has the authority to select persons to receive awards from among the eligible employees and set the terms and conditions of each award consistent with the terms of the 2011 Performance Plan. The Compensation Committee may establish rules and policies for administration of the 2011 Performance Plan and adopt one or more forms of agreement to evidence awards made under the 2011 Performance Plan. The Compensation Committee interprets the 2011 Performance Plan and any agreement used under the 2011 Performance Plan, and all determinations of the Compensation Committee that are not inconsistent with the 2011 Performance Plan will be final and binding on all persons.

Determination of Awards.    Under the 2011 Performance Plan, Participants will be eligible to receive awards based upon the attainment and certification of certain performance goals established by the Compensation Committee over the applicable performance period. The performance goals that may be selected by the Compensation Committee include one or more of the following: revenue growth, revenue, gross margins, net margins, operating income, operating income growth, pre-tax income, after-tax income, net income, net earnings, earnings per share (basic and diluted), earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, return on invested capital, return on equity, return on assets, economic value added (or an equivalent metric), cash flow from operations, cash flow per share, changes in deferred revenues, share price performance, total stockholder return, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, attainment of strategic and operational initiatives, market share, gross profits, comparisons with various stock market indices, and/or implementation, completion or attainment of measurable objectives with respect to research, development, products or projects. Performance goals may vary by Participant and award and also may be based solely by reference to the Company’s performance or the performance of an affiliate, division, business unit or department of the Company for or within which the Participant is primarily employed, or based upon the relative performance of other companies, or upon comparisons of any of the indicators of performance relative to other companies.

The Compensation Committee may provide that attainment of a performance goal shall be measured by adjusting the evaluation of performance as follows: to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC.

The Compensation Committee must set the goal for a particular performance period no later than 90 days after it begins or, if earlier, before the end of the first 25% of the period and must certify performance attainment after the performance period ends.

The Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the 2011 Performance Plan, including through prorating because the individual was not employed for the full performance period. The Compensation Committee may choose to exercise this discretion to reflect its assessment of the quality of achievement of financial or operational goals established by the Compensation Committee or to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance or pursuant to such other timing as the Compensation Committee selects consistent with applicable tax laws. The Compensation Committee does not have the discretion to increase the amount of any compensation that would otherwise be due upon the attainment of the applicable performance goal by a Participant. No payment will be made to a Participant whose employment is terminated for “cause” as defined in a plan or agreement covering the individual or who resigns, other than in limited circumstances, before payment is due.

Payment of Awards.    All awards will be paid in cash or, to the extent provided in such plan, share awards under a stockholder-approved stock plan of the Company. Payment to each Participant will be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable performance period ends or pursuant to such other timing as the Compensation Committee selects consistent with applicable state laws. The Compensation Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of an award that would otherwise be delivered to a Participant under the 2011 Performance Plan.

Maximum Award.    No Participant in the 2011 Performance Plan may be granted performance awards that are denominated in shares of the Company’s common stock in any 12-month period with respect to more than 1,000,000 shares. In addition to the foregoing, the maximum dollar value that may be granted to any Participant in any 12-month period under the 2011 Performance Plan with respect to performance awards that are valued in cash or property other than shares is $10,000,000.

Term of 2011 Performance Plan.    The 2011 Performance Plan shall be effective on the date of approval by stockholders. We expect that the 2011 Performance Plan shall first apply for Fiscal 2013. The Board of Directors may, from time to time, alter, amend, suspend or terminate the 2011 Performance Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

Nature of Payments.    All awards made pursuant to the 2011 Performance Plan are in consideration of services performed or to be performed for the Company, or a subsidiary, division or business unit of the Company. Any income or gain realized pursuant to awards under the 2011 Performance Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or a subsidiary except as may be determined by the Compensation Committee or by the Board of Directors.

New Plan Benefits

Awards under the 2011 Performance Plan (if any) will be determined based on actual future performance during performance periods designated by the Compensation Committee. As a result, future actual awards cannot now be determined. We describe the incentive compensation granted to our Named Officers for Fiscal 2011 and target awards for Fiscal 2012 in the section of this proxy statement entitled “Compensation and Other Information Concerning Executive Officers.”

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The tables below set forth, as of May 31, 2011 (unless otherwise indicated), certain information regarding beneficial ownership of our common stock. We determine beneficial ownership of our common stock in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares of common stock which the individual has the right to acquire on or before July 30, 2011 through the exercise of options or through the conversion of deferred stock units (“DSUs”). DSUs are described in more detail below in the section entitled “Corporate Governance and Board of Directors Information—Compensation of Directors.” Any reference in the footnotes to this table to shares subject to options or DSUs refers only to shares of common stock underlying options that vest on or before July 30, 2011 and DSUs that are convertible into shares of common stock on or before July 30, 2011. As of May 31, 2011, we had 193,263,196 shares of common stock outstanding. For purposes of computing the percentage and amount of outstanding shares of common stock held by each individual or entity, any shares which that individual or entity has the right to acquire on or before July 30, 2011 are deemed to be outstanding for the individual or entity but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual, entity or group.

Ownership by Our Directors and Executive Officers

The following table includes information regarding the amount of our common stock beneficially owned by each of our directors, director nominees and Named Officers, as well as all of our directors and executive officers as a group, as of May 31, 2011.

Name and Address of Beneficial Owner (1)	Title(s)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding
James M. Whitehurst (3)	Class III Director and President and Chief Executive Officer	664,681	*

William S. Kaiser (4)	Class III Director	361,180	*

Paul J. Cormier (5)	Executive Vice President and President, Products and Technologies	119,721	*

Charles E. Peters, Jr. (6)	Executive Vice President and Chief Financial Officer	104,777	*

Alex Pinchev (7)	Executive Vice President and President, Global Sales, Services and Field Marketing	101,584	*

Michael R. Cunningham (8)	Executive Vice President, General Counsel and Secretary	83,977	*

Marye Anne Fox (9)	Class I Director	69,717	*

H. Hugh Shelton (10)	Chairman of the Board and Class II Director	32,288	*

Micheline Chau (11)	Class I Director	31,977	*

Jeffrey J. Clarke (12)	Class II Director	25,341	*

Name and Address of Beneficial Owner (1)	Title(s)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding
Narendra K. Gupta (13)	Class III Director	25,327	*

Donald H. Livingstone (14)	Class I Director	13,096	*

Sohaib Abbasi (15)	Class III Director	6,689	*

W. Steve Albrecht (16)	Class II Director	6,629	*

All executive officers and directors as a group (15 persons) (17)		1,698,270	*

*	Less than one percent of the outstanding common stock.
(1)	The address for each beneficial owner is c/o Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606.
(2)	The persons named in the table have sole voting and investment power (or share such power with their spouses) with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to community property laws, if applicable. The inclusion in this table of any shares of common stock does not constitute an admission of direct or indirect beneficial ownership of those shares.
(3)	Consists of (i) 86,451 shares of common stock, (ii) 375,000 shares of common stock issuable upon exercise of stock options, (iii) 118,230 shares of restricted stock vesting over four years and (iv) 85,000 shares of performance-based restricted stock vesting over four years.
(4)	Consists of (i) 250,834 shares of common stock, (ii) 27,500 shares of common stock issuable upon exercise of stock options, (iii) 5,542 shares of restricted stock vesting in one year, (iv) 7,190 shares of common stock issuable upon conversion of DSUs and (v) 70,114 shares of common stock held of record by Greylock X GP Limited Partnership and Greylock X-A Limited Partnership (the “Greylock Partnerships”). Mr. Kaiser, a general partner of the Greylock Partnerships, disclaims beneficial ownership of shares held by the Greylock Partnerships except as to his proportionate partnership interest in these partnerships.
(5)	Consists of (i) 40,997 shares of common stock, (ii) 4,688 shares of common stock issuable upon exercise of stock options, (iii) 25,704 shares of restricted stock vesting over four years and (iv) 48,332 shares of performance-based restricted stock vesting over four years.
(6)	Consists of (i) 32,624 shares of common stock, (ii) 33,821 shares of restricted stock vesting over four years and (iii) 38,332 shares of performance-based restricted stock vesting over four years.
(7)	Consists of (i) 28,095 shares of common stock, (ii) 25,157 shares of restricted stock vesting over four years and (iii) 48,332 shares of performance-based restricted stock vesting over four years.
(8)	Consists of (i) 26,034 shares of common stock, (ii) 24,611 shares of restricted stock vesting over four years and (iii) 33,332 shares of performance-based restricted stock vesting over four years.
(9)	Consists of (i) 19,941 shares of common stock, (ii) 35,000 shares of common stock issuable upon exercise of stock options, (iii) 5,542 shares of restricted stock vesting in one year and (iv) 9,234 shares of common stock issuable upon conversion of DSUs.
(10)	Consists of (i) 26,057 shares of common stock, (ii) 5,542 shares of restricted stock vesting in one year and (iii) 689 shares of common stock issuable upon conversion of DSUs.
(11)	Consists of (i) 13,494 shares of common stock, (ii) 6,748 shares of restricted stock vesting over three years and (iii) 11,735 shares of common stock issuable upon conversion of DSUs.
(12)	Consists of (i) 494 shares of common stock, (ii) 6,748 shares of restricted stock vesting over three years and (iii) 18,099 shares of common stock issuable upon conversion of DSUs.
(13)	Consists of (i) 7,345 shares of common stock and (ii) 17,982 shares of common stock issuable upon conversion of DSUs.

(14)	Consists of (i) 1,492 shares of common stock, (ii) 6,986 shares of restricted stock vesting over three years and (iii) 4,618 shares of common stock issuable upon conversion of DSUs.
(15)	Consists of (i) 60 shares of common stock held of record by the Abbasi Family 2003 Charitable Remainder Unitrust for which Mr. Abbasi is the trustee and (ii) 6,629 shares of restricted stock vesting over three years.
(16)	Consists of 6,629 shares of restricted stock vesting over three years.
(17)	Consists of (i) 617,754 shares of common stock, (ii) 442,188 shares of common stock issuable upon exercise of stock options, (iii) 292,119 shares of restricted stock vesting over either one year, three years, or four years, (iv) 276,662 shares of performance-based restricted stock vesting over four years and (v) 69,547 shares of common stock issuable upon conversion of DSUs.

Ownership of More than 5% of Our Common Stock

The following table sets forth information on each person or entity who we believe, based on our review of public filings by such persons or entities, beneficially owns more than 5% of our common stock as of May 31, 2011.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding (1)
FMR LLC (2) 82 Devonshire Street Boston, MA 02109	28,574,573	14.79%

BlackRock, Inc. (3) 40 East 52nd Street New York, NY 10022	13,927,182	7.21%

Prudential Financial, Inc. (4) 751 Broad Street Newark, NJ 07102	11,055,331	5.72%

The Vanguard Group, Inc. (5) 100 Vanguard Blvd. Malvern, PA 19335	10,145,481	5.25%

(1)	Percentages are calculated based on our common stock outstanding as of May 31, 2011.
(2)	Based on a Schedule 13G/A filed with the SEC on February 14, 2011 by FMR LLC. FMR LLC reports sole power to vote or direct the vote over 70,662 shares and sole power to dispose or direct the disposition of 28,574,573 shares. Includes 28,501,511 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”) in its capacity as an investment advisor; 3,713 shares beneficially owned by Strategic Advisers, Inc. (“SAI”) in its capacity as an investment advisor; and 69,349 shares beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”) as a result of its serving as an investment manager of institutional accounts owning such shares. Fidelity and SAI are wholly owned subsidiaries of FMR LLC. PGATC is an indirect wholly owned subsidiary of FMR LLC. Edward C. Johnson 3d, Chairman of FMR LLC, and members of his family, directly or through trusts, own approximately 49% of the voting power of FMR LLC, and have certain other rights to influence the management of FMR LLC. The address of Fidelity and SAI is 82 Devonshire Street, Boston, Massachusetts 02109. The address of PGATC is 900 Salem Street, Smithfield, Rhode Island 02917.
(3)	Based on a Schedule 13G/A filed with the SEC on February 8, 2011 by BlackRock, Inc. and includes shares held by certain of its subsidiaries. Blackrock, Inc. reports sole power to vote or direct the vote over 13,927,182 shares and sole power to dispose or direct the disposition of 13,927,182 shares.
(4)

Based on a Schedule 13G filed with the SEC on February 8, 2011 by Prudential Financial, Inc. (“Prudential”) and includes shares held by certain of its subsidiaries. Prudential reports sole power to vote or direct the vote over 422,332 shares, shared power to vote or direct the vote over 1,098,540 shares, sole power to dispose or direct the disposition of 422,332 shares and shared power to dispose or direct the disposition of 10,632,999 shares. Prudential, through its beneficial ownership of Prudential Insurance Company of America (“PICOA”) may be deemed to hold 104,400 shares for the benefit of PICOA’s general account. Prudential may be deemed to be the beneficial owner of securities beneficially owned by certain of its subsidiaries and may have direct or indirect voting and/or investment discretion over 10,950,931 shares which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Jennison Associates LLC (“Jennison”) filed a separate Schedule 13G with the SEC on February 11, 2011 reporting beneficial ownership of 9,767,001 shares. However, these shares have not been listed separately because they are included in the shares reported by Prudential, which indirectly owns 100% of the equity interest in Jennison. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares held by such Managed Portfolios.

(5)	Based on a Schedule 13G filed with the SEC on February 10, 2011 by The Vanguard Group, Inc. reporting sole power to vote or direct the vote over 239,156 shares, sole power to dispose or direct the disposition of 9,906,325 shares and shared power to dispose or direct the disposition of 239,156 shares. Includes 239,156 shares beneficially owned by Vanguard Fiduciary Trust Company (“VFTC”) as a result of its serving as an investment manager of collective trust accounts. VFTC directs the voting of these shares. VFTC is a wholly owned subsidiary of The Vanguard Group, Inc.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

Our Board believes that good corporate governance is an important element in managing Red Hat for the longer-term benefit of stockholders. Regular review and assessment of existing governance practices is an ongoing process for our Board. This section describes a number of our key corporate governance policies and practices. Copies of our current corporate governance documents and policies, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and committee charters, are available at www.redhat.com.

Key Governance Policies

Code of Business Conduct and Ethics

The Board has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and our principal accounting officer or controller, or anyone performing similar functions. We have posted our Code of Business Conduct and Ethics on our website, www.redhat.com. In addition, we intend to post on our website all disclosures that are required by law or by New York Stock Exchange (“NYSE”) listing standards with respect to amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines which provide a framework for the conduct of the Board’s business. Highlights of our Corporate Governance Guidelines include, among other things, that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board must be independent directors;

•	the independent directors are to meet regularly in executive session;

•	the non-management directors are to meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	directors who reach the age of 75 will retire from the Board effective at the end of his or her then current term;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Related Person Transactions

We have a written Related Person Transaction Policy that provides for the review of transactions, arrangements or relationships between related persons and Red Hat. A “related person” is defined under SEC regulations to include our directors, director nominees, executive officers and 5% stockholders (or their immediate family members). Related person transactions are transactions, arrangements or relationships in which Red Hat is a participant, the amount involved exceeds $120,000, and a related person (as defined above) has a direct or indirect material interest.

Related persons must notify our General Counsel of any proposed transaction with us. The General Counsel will then refer the proposed related person transaction to our Audit Committee for review and approval prior to entry into the transaction, whenever practicable. If advance review and approval is not practicable, the Audit Committee will review, and in its discretion, may ratify the related person transaction at its next regularly scheduled meeting. The Chairman of the Audit Committee may also review and approve transactions between meetings subject to ratification by the Audit Committee at its next regularly scheduled meeting. Transactions which are ongoing will be reviewed annually.

In reviewing the proposed transactions, the Committee will take into account those factors it considers appropriate, which may include the following:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the terms of the transaction are, in the aggregate, no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if it determines that, in light of all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate. The Related Person Transaction Policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation Committee of the Board in accordance with its charter.

In 2011, the Audit Committee reviewed and ratified the following transactions:

•

FMR LLC beneficially owns 28,574,573 shares (or approximately 14.79%) of our outstanding common stock based on its holdings reported in a Schedule 13G/A filed with the SEC on February 14, 2011. During Fiscal 2011, we paid an affiliate of FMR LLC approximately $20,000 to provide 401(k) plan administration and other services to us. Affiliates of FMR LLC purchased approximately $1,246,000 in goods and services from us during Fiscal 2011. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size. In addition to the payments described above, fees were paid to one or more affiliates of FMR LLC by participants in our equity compensation and 401(k) plans in the form of commissions and brokerage fees generated on various transactions.

•

Prudential Financial, Inc. beneficially owns 11,055,331 shares (or approximately 5.72%) of our outstanding common stock based on its holdings reported in a Schedule 13G filed with the SEC on February 8, 2011. During Fiscal 2011, Prudential Financial, Inc. purchased approximately $485,000 in goods and services from us. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

The Vanguard Group, Inc. beneficially owns 10,185,481 shares (or approximately 5.25%) of our outstanding common stock based on its holdings reported in a Schedule 13G filed with the SEC on February 10, 2011. During Fiscal 2011, The Vanguard Group, Inc. purchased approximately $278,000 in goods and services from us. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

Blackrock, Inc. beneficially owns 13,927,182 shares (or approximately 5.05%) of our outstanding common stock based on its holdings reported in a Schedule 13G filed with the SEC on February 8, 2011. During Fiscal 2011, Blackrock, Inc. purchased approximately $162,000 in goods and services from us. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

We employ M. W. Vincent, the brother-in-law of DeLisa K. Alexander, our Executive Vice President, Chief People Officer. In Fiscal 2011, Mr. Vincent’s total compensation, including salary, commissions, bonus and the amount of share-based compensation expense that we recognized for financial statement reporting purposes for equity compensation previously granted to him, was $212,057.

Board Independence

Our Board is composed of at least a majority of directors who are considered independent. As described below, the Board has determined that nine of our ten current directors are independent directors. For a director to be considered independent under the NYSE rules, the Board must determine that a director does not have a direct or indirect material relationship with Red Hat (other than as a director) that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board makes independence determinations on a case-by-case basis in light of all relevant facts and circumstances.

The Board makes its independence determination on an annual basis at the time it approves director nominees for inclusion in the annual Proxy Statement and, if a director joins the Board in the interim, at such time. On an annual basis we require each member of our Board to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under NYSE rules and our Corporate Governance Guidelines. In making the independence determinations in connection with the preparation of this Proxy Statement, the following relationships were considered:

•

During Fiscal 2011 Mr. Clarke was the President and CEO of Travelport, Inc., the parent company of the Travelport group of companies that offer broad-based services to businesses operating in the global travel industry. Travelport, Inc. and its subsidiaries purchased goods and services from us in the amount of approximately $902,000 during Fiscal 2011. The transactions were conducted in the ordinary course of business on customary commercial terms and represented less than 2% of the revenues of each company in its most recently completed fiscal year.

•

General Shelton was a consultant to, and sat on the Board of Advisors of, Northrop Grumman Corporation during a portion of Fiscal 2011. Northrop Grumman and its subsidiaries, directly and through our channel partners purchased goods and services from us in the amount of approximately $3,786,000 during Fiscal 2011. The transactions were conducted in the ordinary course of business on customary commercial terms and represented less than 2% of the revenues of each company in its most recently completed fiscal year.

•

Dr. Gupta’s brother is Chief Risk Officer and President, Risk, Information Management & Banking Group of American Express Company. American Express Company purchased goods and services from us in the amount of approximately $2,026,000 during Fiscal 2011. We paid an affiliate of American Express Company approximately $114,000 for travel-related services during Fiscal 2011. The transactions were conducted in the ordinary course of business on customary commercial terms and represented less than 2% of the revenues of each company in its most recently completed fiscal year.

After considering relationships between the directors and Red Hat, the Board affirmatively determined that all of the following directors meet the criteria as outlined by the NYSE and in the judgment of our Board are independent: Mr. Abbasi, Dr. Albrecht, Ms. Chau, Mr. Clarke, Dr. Fox, Dr. Gupta, Mr. Kaiser, Mr. Livingstone and General Shelton. Mr. Whitehurst, who is our current President and CEO, is not considered independent.

Key Board Practices

Board Meetings and Attendance

The Board met 11 times during Fiscal 2011, either in person or by teleconference. As stated in our Corporate Governance Guidelines, directors are responsible for attending all meetings of the Board, the Board committees on which they sit and the Annual Meeting. During Fiscal 2011, each member of our Board except Ms. Chau attended at least 75% of the aggregate of the meetings of the Board and the committees on which he or she served. Seven out of eight members of our Board attended our 2010 Annual Meeting of Stockholders.

Executive Sessions

Our independent directors meet in separate regularly scheduled executive sessions, without management. During Fiscal 2011, General Shelton chaired these sessions.

Director Stock Ownership Policy

Our Stock Ownership Policy as it relates to our directors is described below in the section entitled “Compensation of Directors—Director Stock Ownership Requirements.”

Election of Directors

At all meetings of stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast with respect to the director nominee; provided, however, that if, as of a date that is five business days in advance of the date that the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of director nominees exceeds the number of directors to be elected, the directors (not exceeding the authorized number of directors as fixed by the Board in accordance with the Company’s Certificate of Incorporation) shall be elected by a plurality of the voting power of the shares of stock entitled to vote who are present, in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of the election of directors, a “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of shares voted “Against” that director nominee. Abstentions and broker non-votes will not be considered votes cast.

Risk Oversight

Management is responsible for the day-to-day management of the risks we face and our Board has responsibility for the oversight of risk management. The Board and its committees regularly receive information and reports from members of senior management on areas of material risk, including financial, legal, reputational and strategic risks. In addition, the Board regularly discusses our strategic direction and the risks and opportunities facing the Company in light of trends and developments in the software industry and general business environment.

The committees of our Board have responsibility for the oversight of certain risks. The Audit Committee oversees the management of financial and legal risks. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements. The Nominating and Corporate Governance Committee oversees the management of risks relating to executive succession planning and the composition of our Board.

Leadership Structure

Currently, the roles of Chairman of the Board of Directors and Chief Executive Officer are held by two different individuals. We believe this structure represents an appropriate allocation of roles and responsibilities for the Company at this time. This arrangement allows our Chairman to lead the Board in its fundamental role of providing independent advice to and oversight of management and our CEO to focus on our day-to-day business and strategy and convey the management perspective to other directors.

Currently, the Chairman of the Board is an independent director. In the event that the Chairman of the Board ceased to be an independent director, the Nominating and Corporate Governance Committee could nominate an independent director to serve as “Lead Director,” who must be approved by a majority of the independent directors. An individual may serve as Lead Director for no more than three consecutive years, unless the Board determines that there are special circumstances that warrant an exception. Responsibilities of the Lead Director include:

•	chairing any meeting of the non-management and independent directors in executive session;

•	meeting with any director who is not adequately performing his or her duties as a member of the Board or any committee;

•	facilitating communications between other members of the Board and the Chairman of the Board and the CEO (however, each director is free to communicate directly with the Chairman and with the CEO);

•	working with the Chairman of the Board in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board; and

•	consulting with the Chairman of the Board and the CEO on matters relating to corporate governance and Board performance.

Our Board also has three standing committees that currently consist of, and are chaired by, independent directors. Our Board delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board. We believe that the independent committees of our Board and their chairpersons promote a diversity of ideas and more effective governance.

Process for Nominating Candidates for Service on Our Board

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating candidates and recommending proposed director nominees to the Board. The Nominating and Corporate Governance Committee will consider candidates proposed or suggested by other members of the Board, members of executive management, third-party search firms retained by the Nominating and Corporate Governance Committee and stockholders.

Our standards for evaluating candidates as director nominees are described above in the section entitled “Item No. 1—Election of Directors.”

Stockholders who wish to recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates may do so by submitting candidate names, together with appropriate biographical information and background materials and whether the stockholder or group of stockholders making the recommendation beneficially owned more than 5% of our common stock for at least one year as of the date the recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606. Assuming the appropriate biographical and background material have been provided on a timely basis, the Committee will evaluate any such stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others.

Communicating with Directors

Stockholders and other interested parties who wish to communicate with the Chairman of the Board of Directors or non-management members of the Board as a group, or any Board committee may do so by writing to the following address: Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606, Attn: Chairman of the Board or Non-Management Directors or Committee Chairperson. For further information, please refer to our website at www.redhat.com under “Company—Company Profile—Investor Relations—Corporate Governance—Contact the Board.”

Committees of the Board

Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter approved by the Board and available on our website at www.redhat.com under “Company—Company Profile—Investor Relations—Corporate Governance.”

The table below provides membership for each of our Board committees during Fiscal 2011:

Name	Audit	Compensation	Nominating and Corporate Governance
Ms. Chau		X	X
Mr. Clarke	X	X
Dr. Fox		X	Chair
Dr. Gupta	X	Chair
Mr. Kaiser	X		X
Mr. Livingstone	Chair		X
General Shelton (Chairman of Board as of August 2010)	X	X

In May 2011, the Nominating and Corporate Governance Committee recommended, and the Board approved, the following committee assignments effective June 21, 2011. The table below reflects the current membership for each of our Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Mr. Abbasi	X		X
Dr. Albrecht	X		X
Ms. Chau		X
Mr. Clarke	X	X
Dr. Fox			Chair
Dr. Gupta		Chair
Mr. Kaiser			X
Mr. Livingstone	Chair
General Shelton (Chairman of Board)		X

The Board has determined that all of the members of the Audit, Compensation and the Nominating and Corporate Governance Committees are independent in accordance with the standards set forth in our corporate governance polices and NYSE rules.

Audit Committee

The Audit Committee met eight times during Fiscal 2011. The Audit Committee currently consists of four members. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that all of the members of our Audit Committee are independent and Mr. Livingstone is an “audit committee financial expert” in accordance with applicable SEC rules.

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

•

overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the Company’s independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring internal control over financial reporting, disclosure controls and procedures and the Code of Business Conduct and Ethics;

•	discussing the Company’s risk management policies;

•

establishing policies regarding hiring of present or former partners, stockholders, principals or employees of the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included below in the section entitled “Audit Committee Report”).

The Audit Committee’s Charter limits a director to service on the audit committees of no more than two other public companies (in addition to Red Hat’s) without the approval of our Board. None of the current members of our Audit Committee serve on the audit committees of more than two other public companies.

Compensation Committee

The Compensation Committee met six times during Fiscal 2011. The Compensation Committee currently consists of four members. The Compensation Committee may form one or more subcommittees and delegate authority to its subcommittees as it deems appropriate under the circumstances.

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s management;

•	participating in annual assessment of the material risks, if any, posed by the Company’s compensation policies and practices;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times during Fiscal 2011. The Nominating and Corporate Governance Committee currently consists of four members.

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending corporate governance principles to the Board; and

•	overseeing an annual evaluation of the Board.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for Fiscal 2011 that are included in the Company’s Annual Report on Form 10-K for the same fiscal year.

The Audit Committee operates under a written charter adopted by the Board on December 22, 2003, which was amended and restated on December 20, 2010. A copy of the Audit Committee Charter is available at the Company’s website at www.redhat.com.

The membership of the Audit Committee and its responsibilities are further described above in the section entitled “Committees of the Board.”

Conduct of Audit Committee Meetings

The Audit Committee’s agenda is established by its chairperson with input from the committee members and Company’s CFO. Audit Committee meetings are designed to facilitate and encourage communication among members of the Audit Committee and the Company’s management, its Director of Internal Audit and its independent registered public accounting firm, PricewaterhouseCoopers LLP.

During its Fiscal 2011 meetings, the Audit Committee reviewed and discussed various financial and regulatory issues, as well as reports of the Company’s internal auditors, its independent registered public accounting firm and management. As a part of these meetings, the Audit Committee regularly held separate executive sessions with representatives of the Company’s independent registered public accounting firm, the Company’s management and its Director of Internal Audit, at which candid discussions of financial management, accounting, internal controls, legal and compliance issues took place. Additionally, the Audit Committee’s chairperson held separate discussions from time to time with representatives of PricewaterhouseCoopers LLP and the Company’s CFO, Director of Internal Audit and General Counsel.

Audit Committee Review of Periodic Reports

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the reports prepared by the independent registered public accounting firm about the Company’s annual reports and communications from the firm related to quarterly reviews, as well as related matters such as the quality of the Company’s accounting principles, alternative methods of accounting under U.S. generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

Audit Committee’s Role in Connection with the Company’s Report on Internal Controls

The Audit Committee reviewed management’s report on internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Periodically during Fiscal 2011, the Audit Committee reviewed plans for documenting and testing controls, the results of such documentation and testing, any deficiencies discovered and the status of remediation of deficiencies.

Audit Committee’s Role in Connection with the Financial Statements and Controls of the Company

Management of the Company has primary responsibility for the Company’s financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the integrated audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Audit Committee under its charter. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to help ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also reviews with its outside advisors material developments in accounting that may be pertinent to the Company’s financial reporting practices.

Review and Discussions with Independent Registered Public Accounting Firm

In its meetings with representatives of PricewaterhouseCoopers LLP, the Audit Committee asked the independent registered public accounting firm to address and discuss its responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

•

Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the independent registered public accounting firm prepared and been responsible for the financial statements?

•

Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, do the Company’s financial statements fairly present, in all material respects, to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and SEC disclosure requirements?

•

Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, has the Company implemented internal controls over financial reporting that are appropriate for the Company and have such controls operated effectively as of the end of the Company’s fiscal year?

•

During the course of the fiscal year, has the independent registered public accounting firm received any communication or discovered any information indicating any improprieties with respect to the Company’s accounting and reporting procedures or reports?

The Audit Committee has also discussed with the independent registered public accounting firm that it is retained by the Audit Committee and that the independent registered public accounting firm must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee. Based on these discussions and its discussions with management, the Audit Committee believes it has a basis for its oversight judgments and for recommending that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2011.

Audit Committee Activity with Regard to the Company’s Audited Financial Statements for Fiscal 2011

The Audit Committee has, among other actions:

•	Reviewed and discussed the audited financial statements with the Company’s management; and

•

Discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Independence of the Company’s Independent Registered Public Accounting Firm

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

Conclusion

Based on its review and discussion with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2011. The Audit Committee and Board also have recommended the stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2012.

Respectfully submitted,

THE AUDIT COMMITTEE

Donald H. Livingstone (Chair)

Jeffrey J. Clarke

Narendra K. Gupta

William S. Kaiser

H. Hugh Shelton

Compensation of Directors

All of our independent directors receive a combination of cash and equity compensation under arrangements which are further described below. The Company does not fund any type of retirement or pension plan for non-employee directors. Mr. Szulik, the Chairman of our Board until his resignation on August 12, 2010, and Mr. Whitehurst, our President and CEO, have separate agreements with the Company containing compensation arrangements that are different than those that apply to our independent directors. Mr. Szulik’s compensation arrangements are further described below in the subsection entitled “Compensation of Board Chairman.” Mr. Whitehurst’s compensation arrangements and the amount of compensation paid to him in Fiscal 2011 are summarized below in the section entitled “Compensation and Other Information Concerning Executive Officers.”

The following table summarizes the compensation paid to our directors other than Mr. Whitehurst during Fiscal 2011:

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3) (4)	All Other Compensation ($)	Total ($)
Micheline Chau (5)	54,375	193,178	—	247,553
Jeffrey J. Clarke (6)	—	258,756	—	258,756
Marye Anne Fox (7)	70,000	185,025	—	255,025
Narendra K. Gupta (8)	100,000	175,016	—	275,016
William S. Kaiser (9)	77,500	175,016	—	252,516
Donald H. Livingstone (10)	98,859	145,836	—	244,695
H. Hugh Shelton (11)	104,457	190,641	—	295,098
Matthew J. Szulik (12)	40,980	175,016	23,397	239,393

(1)	Compensation paid to Mr. Whitehurst, our President and CEO, is described below in the section entitled “Compensation and Other Information Concerning Executive Officers.” Mr. Abbasi and Dr. Albrecht were not directors during Fiscal 2011 and received no compensation under our Director Compensation Plan during Fiscal 2011. Pursuant to a consulting agreement with the Company dated May 29, 2009, Dr. Albrecht agreed to provide consulting services to the Company during the twelve-month period ending June 30, 2010. Under this agreement, which expired on June 30, 2010, Dr. Albrecht was entitled to receive total cash compensation of $60,000, all of which was paid to Dr. Albrecht in a lump sum in Fiscal 2011.
(2)	This column reflects the amount of cash compensation paid to each director for his or her Board and committee service after accounting for deferred share unit (“DSU”) elections. As further described below in the subsection entitled “Cash Compensation,” non-employee directors may elect to convert all or a portion of their cash compensation into fully vested DSUs.

(3)	Amounts in this column represent the aggregate grant date fair value of equity compensation issued to directors determined in accordance with FASB ASC Topic 718. Equity compensation that our non-employee directors are eligible to receive is further described below in the subsection entitled “Equity Compensation.”
(4)	We no longer issue stock options to our non-employee directors. As of February 28, 2011, our non-employee directors had outstanding options to purchase the following number of shares of common stock: Ms. Chau—0, Mr. Clarke—0, Dr. Fox—55,000, Dr. Gupta—10,000, Mr. Kaiser—32,500, Mr. Livingstone—0, General Shelton—15,000 and Mr. Szulik—0. In addition, our non-employee directors had outstanding restricted stock awards and DSUs convertible into the following number of shares of common stock: Ms. Chau—18,084, Mr. Clarke—24,379, Dr. Fox—14,556, Dr. Gupta—17,982, Mr. Kaiser—12,732, Mr. Livingstone—11,604, General Shelton—5,887 and Mr. Szulik—0.
(5)	Ms. Chau was eligible to receive $72,536 in cash compensation and an equity award of 5,542 shares for her Board service in Fiscal 2011 (as determined by dividing $175,000 by the closing price of our common stock on the date of the annual grant, then rounding up to the nearest whole share). Ms. Chau elected to receive $18,161 of her cash compensation as DSUs in lieu of cash.
(6)	Mr. Clarke was eligible to receive $83,740 in cash compensation and an equity award of 5,542 shares for his Board service in Fiscal 2011 (as determined by dividing $175,000 by the closing price of our common stock on the date of the annual grant, then rounding up to the nearest whole share). Mr. Clarke elected to receive DSUs in lieu of 100% of all cash payments.
(7)	Dr. Fox was eligible to receive $80,009 in cash compensation and an equity award of 5,542 shares for her Board service in Fiscal 2011 (as determined by dividing $175,000 by the closing price of our common stock on the date of the annual grant, then rounding up to the nearest whole share). Dr. Fox elected to receive $10,009 of her cash compensation as DSUs in lieu of cash.
(8)	Dr. Gupta was eligible to receive $100,000 in cash compensation and an equity award of 5,542 shares for his Board service in Fiscal 2011 (as determined by dividing $175,000 by the closing price of our common stock on the date of the annual grant, then rounding up to the nearest whole share).
(9)	Mr. Kaiser was eligible to receive $77,500 in cash compensation and an equity award of 5,542 shares for his Board service in Fiscal 2011 (as determined by dividing $175,000 by the closing price of our common stock on the date of the annual grant, then rounding up to the nearest whole share).
(10)	Mr. Livingstone was eligible to receive $98,859 in cash compensation and an equity award of 4,618 shares for his Board service in Fiscal 2011 (as determined by dividing $175,000 by the closing price of our common stock on the date of the annual grant, prorating for Mr. Livingstone because he received an initial restricted stock award grant less than one year prior to the annual restricted stock award grant, and then rounding up to the nearest whole share).
(11)	General Shelton was eligible to receive $120,082 in cash compensation and an equity award of 5,542 shares for his Board service in Fiscal 2011 (as determined by dividing $175,000 by the closing price of our common stock on the date of the annual grant, then rounding up to the nearest whole share). General Shelton elected to receive $15,625 of his cash compensation as DSUs in lieu of cash.
(12)	Prior to his resignation from the board on August 12, 2010, Mr. Szulik was eligible to receive $40,980 in cash compensation and an equity award of 5,542 shares for his Board service in Fiscal 2011 (as determined by dividing $175,000 by the closing price of our common stock on the date of the annual grant, then rounding up to the nearest whole share). Pursuant to the terms of his Non-Executive Chairman Agreement, Mr. Szulik was also eligible to receive $23,397 for medical and dental benefits for Mr. Szulik and his family.

Our Compensation Committee is responsible for reviewing and approving the compensation program for our non-employee directors. The Compensation Committee believes that a combination of cash and equity is the best way to attract and retain qualified directors. In Fiscal 2011, our compensation program for non-employee directors included the following elements of compensation:

•	a cash retainer for annual service on our Board;

•	additional cash retainers for annual service as Chairman of the Board, Lead Director, committee chairs and committee members;

•	a restricted stock award (“RSA”) granted in connection with joining our Board; and

•	an annual RSA grant.

Directors who begin their Board service mid-year receive a pro-rata portion of the cash retainers and equity compensation.

The Compensation Committee adopted our current Director Compensation Plan in September 2009 and amended it effective March 1, 2010. The Compensation Committee worked with Frederic W. Cook & Co., an independent compensation consultant hired by the Compensation Committee, to design the Director Compensation Plan in an effort to set director compensation at approximately the median of our Compensation Peer Group (as defined below in the section entitled “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Process Used to Determine Annual Compensation”).

Cash Compensation

Each non-employee director is entitled to receive cash payments, paid in equal quarterly amounts, for his or her Board retainer and committee assignments.

Type of Cash Retainer	Cash Compensation Payable ($)
Board Member	50,000
Chairman (1)	40,000
Lead Director (1)	30,000
Audit Committee Chair (2)	40,000
Audit Committee Member	20,000
Compensation Committee Chair (2)	30,000
Compensation Committee Member	15,000
Nominating and Corporate Governance Committee Chair (2)	15,000
Nominating and Corporate Governance Committee Member	7,500

(1)	If the Chairman or Lead Director also serves as a committee chair, he or she receives both the Chairman or Lead Director retainer, as applicable, and the retainer payable for service on the committee rather than the applicable committee chair retainer.
(2)	Committee chairs receive the applicable committee chair retainer in lieu of the retainer payable for service on the committee.

Prior to the beginning of each calendar year, non-employee directors may elect to receive all or a portion of their quarterly cash retainer payment in the form of DSUs. DSUs represent the right to receive shares of our common stock at the time that the director’s Board service ends. The number of DSUs granted is determined by dividing the portion of the cash compensation with respect to which the election is made by the closing price of our common stock on the date the cash compensation is due to be paid. DSUs issued in lieu of cash compensation are fully vested. Under the Director Compensation Plan, fractional shares are rounded up to the next whole number.

Equity Compensation

In Fiscal 2011, our non-employee directors were entitled to receive the following equity compensation:

•

Initial RSA. Upon election or appointment to the Board, new non-employee directors are eligible to receive an initial RSA grant. The number of shares underlying the RSA is determined by dividing $300,000 by the closing price of our common stock on the grant date. The grant date is the next regularly scheduled grant date for employees following the director’s election or appointment to the Board. These RSAs vest in equal annual installments over a three-year period.

•

Annual RSA. Each non-employee director is eligible to receive an annual RSA grant. Under the Director Compensation Plan, the number of shares underlying the RSA is determined by dividing $175,000 by the closing price of our common stock on the grant date. The annual award is granted on or about July 16th. These RSAs vest on the first anniversary of the grant date. If at the time the annual RSA is granted, a non-employee director has not yet served for a full 12 months, the grant is prorated based on the number of months served as of the grant date.

Each non-employee director may elect, prior to the beginning of the calendar year, to receive DSUs on a one-for-one basis in lieu of his or her annual RSA. The DSUs will vest on the same basis as the underlying RSA would have vested. Vested DSUs will be paid out in shares of our common stock at the time that the director’s Board service ends. Under the Director Compensation Plan, fractional shares are rounded up to the next whole number.

Additional Compensation

We do not pay meeting fees. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board and meetings of any committee on which they serve, Company business meetings and approved educational seminars. With the prior approval of the Chairman of the Board and the Lead Director, if any, directors may, for the purpose of attending a Board or committee meeting, incur the cost of direct private round trip air transportation if there is no direct commercial flight within six hours of the scheduled commencement or adjournment of the meeting and travel of more than 200 miles is required.

Indemnification

Each director has entered into an indemnification agreement with the Company. The indemnification agreements are on substantially the same terms as the indemnification agreements that the Company has entered into with the Named Officers, as described below in the section entitled “Compensation and Other Information Concerning Executive Officers—Employment and Indemnification Arrangements with Named Officers—Indemnification.”

Director Stock Ownership Requirements

We have a Stock Ownership Policy that applies to our non-employee directors. During Fiscal 2011 this Stock Ownership Policy required each non-employee director to own a minimum of 10,000 shares of our common stock. The ownership levels were derived from multiples of the Cash Retainer for Board Members. As of the end of Fiscal 2011, each of our non-employee directors was in compliance with the Stock Ownership Policy. Our Stock Ownership Policy is further described below in the section entitled “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Stock Ownership Requirements.”

Compensation of Board Chairman

Mr. Szulik retired from his position as President and CEO of the Company effective January 1, 2008. He continued to serve as Chairman of our Board, pursuant to the terms of a Non-Executive Chairman Agreement, dated February 28, 2008, as amended (the “Chairman Agreement”), and an Executive Transition Agreement, dated February 28, 2008 (the “Transition Agreement”) until his resignation as a director, effective August 12, 2010. Under the terms of the Transition Agreement, the vesting and the exercisability of each outstanding equity award received by Mr. Szulik during his tenure as our President and CEO continued to be governed by the terms of the plan under which they were granted.

In Fiscal 2010, the Board and Mr. Szulik mutually agreed to extend his term as Chairman for an additional fiscal year pursuant to a letter agreement dated February 28, 2010. Under the letter agreement, Mr. Szulik received the same cash and equity compensation that applies to each other non-management director. The letter agreement also terminated the provisions of the Chairman Agreement, except for:

•

reimbursement for the cost of health (medical and dental) insurance coverage for Mr. Szulik and his dependents during his term as Chairman and for a period of three years following the date on which his Board service ceased for any reason, subject to a cap equal to 200% of the then applicable COBRA premiums under the Company’s group health plan and

•

the provisions in the Chairman Agreement that provided that upon Mr. Szulik’s cessation of service as a member of the Board as a result of death, disability or any reason other than removal for cause, his voluntary resignation or his notification of his intent not to stand for re-election, the equity awards that would have vested had he continued as a member of the Board through the remainder of his current term or over the 12 months following the date of cessation, whichever is longer, would accelerate and be deemed vested.

In August 2010, General Shelton was named Chairman of the Board and is compensated for his Chairman responsibilities as described above in the section entitled “Compensation of Directors—Cash Compensation.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of independent directors, as was the case at all times during Fiscal 2011. During Fiscal 2011, Ms. Chau, Mr. Clarke, Dr. Fox, Dr. Gupta (chair) and General Shelton were members of the Compensation Committee. No member of the Compensation Committee (i) was during Fiscal 2011 or is currently an employee of the Company, (ii) has ever been an officer of the Company, (iii) is or was a participant in a “related person” transaction as described above in the section entitled “Key Governance Policies—Related Person Transactions” in Fiscal 2011 or (iv) is an executive officer of another entity, at which one of our executive officers serves on the compensation committee or the board of directors. None of our executive officers serves as a member of the board of directors or on the compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee.

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

In accordance with SEC rules, the following is a list of our executive officers, their ages as of June 16, 2011 and certain information about their backgrounds.

Current Executive Officers

DeLisa K. Alexander

Ms. Alexander, 45, has served as Executive Vice President, Chief People Officer, since March 2011, Senior Vice President, People and Brand, from November 2007 until March 2011, and as Vice President, People, from July 2006 until November 2007. From August 2001 until July 2006, Ms. Alexander served in a number of legal capacities for Red Hat, including most recently as Assistant General Counsel and Assistant Secretary of the Company. Prior to joining Red Hat, she was associated with the Kilpatrick Stockton LLP law firm (now Kilpatrick Townsend & Stockton LLP) where she focused on mergers, acquisitions, venture capital, and intellectual property licensing.

Paul J. Cormier

Mr. Cormier, 54, has served as President, Products and Technologies since April 2008 and as Executive Vice President since May 2001. From March 1999 to May 2001, Mr. Cormier served as Senior Vice President, Research and Development at BindView Development Corporation, a network management software company. From June 1998 to March 1999, Mr. Cormier served as Chief Technology Officer for Netect Internet Software Company, a network security vendor. From January 1996 to June 1998, Mr. Cormier first served as Director of Engineering, Internet Security and Collaboration Products and then as Senior Director of Software Product Development, Internet Security Products, for AltaVista Internet Software, a web portal and internet services company.

Michael R. Cunningham

Mr. Cunningham, 50, joined the Company as Senior Vice President and General Counsel in June 2004 and has served as Executive Vice President and General Counsel since May 2007. From October 2002 to February 2003 (following the acquisition by IBM of the management consulting business of PricewaterhouseCoopers LLP), Mr. Cunningham served as an Associate General Counsel at IBM, with legal responsibilities for the Business Consulting Services division in the regions of Europe, the Middle East and Africa. From November 1994 until October 2002, Mr. Cunningham served in a number of legal capacities for PricewaterhouseCoopers LLP, including most recently as a Partner and Associate General Counsel, with various global legal responsibilities.

Charles E. Peters, Jr.

Mr. Peters, 59, joined the Company as Executive Vice President and Chief Financial Officer in August 2004. Prior to joining the Company, Mr. Peters served as Senior Vice President and Chief Financial Officer of Burlington Industries, Inc., a manufacturer of fabrics and textiles for apparel and interior furnishings, from November 1995 until November 2003 and as a consultant to Burlington Industries, Inc. while employed by BTI Distribution Trust from November 2003 until joining the Company. Burlington Industries, Inc. filed for bankruptcy in November 2001.

Alex Pinchev

Mr. Pinchev, 61, has served as President, Global Sales, Services, Field Marketing since April 2008 and as Executive Vice President since April 2003. From June 2002 until December 2002, Mr. Pinchev served as Executive Vice President of MRO Software, Inc., a provider of asset and service management solutions. Prior to that, Mr. Pinchev was the Chairman, CEO and President of MainControl, Inc., a technology infrastructure management software provider, from July 1996 until MainControl, Inc. was acquired by MRO Software, Inc. in June 2002. Mr. Pinchev is Mr. Szulik’s first cousin by marriage.

James M. Whitehurst

Mr. Whitehurst, 43, has served as the President and CEO of Red Hat and as a member of the Board since January 2008. Prior to joining Red Hat, Mr. Whitehurst served as the Chief Operating Officer of Delta Air Lines, Inc. from July 2005 to August 2007, as Senior Vice President and Chief Network and Planning Officer from May 2004 to July 2005 and as Senior Vice President—Finance, Treasury & Business Development from January 2002 to May 2004. Delta filed for bankruptcy in September 2005. Prior to joining Delta, he was a partner and managing director at The Boston Consulting Group. Mr. Whitehurst also serves on the board of directors of DigitalGlobe, Inc. (NYSE:DGI), a builder and operator of satellites for digital imaging.

As of the end of Fiscal 2011, our Chief Executive Officer, Chief Financial Officer and other three most highly compensated executive officers who were serving as of February 28, 2011 were James M. Whitehurst, Charles E. Peters, Jr., Paul J. Cormier, Alex Pinchev and Michael R. Cunningham. These Named Officers are the focus of the Compensation Discussion and Analysis.

Executive Summary of Compensation Discussion and Analysis

We believe our growth and success is attributable in part to a highly talented and motivated executive team. Our executive compensation program is intended to incent our management team to meet and exceed short- and long-term corporate goals that enhance long-term stockholder value, while providing an appropriate mix of compensation to attract and retain top-quality executive talent in our industry’s dynamic and competitive market for management talent. To meet these objectives, we emphasize pay for performance in our compensation mix by setting corporate and individual performance goals and conditioning a significant portion of our executives’ compensation on the achievement of those goals.

In Fiscal 2011, the Company delivered strong financial performance. The following table compares certain measures of our financial performance in Fiscal 2011 to our performance in Fiscal 2010.

Performance Measures	Fiscal 2011	Fiscal 2010	Fiscal 2011 Improvement over Fiscal 2010
Total Revenue	$909.3M	$748.2M	22%
Operating Income	$145.7M	$100.3M	45%
Operating Margin	16.0%	14.3%	170 basis points
Operating Cash Flow	$290.7M	$255.2M	14%
Stock Price at Fiscal Year-End	$41.28	$28.05	47%

The following table summarizes the principal components of our executive compensation program in Fiscal 2011.

Compensation Element	% of Total Compensation (Based on Average of Target Compensation)	Objective	Performance Metrics	Key Features
Base Salary	15%	To secure and retain services of key executive talent	Not applicable	Set on average between median and 75th percentile of peer group except for CEO pay, which was set between 25th percentile and median

Annual Cash Bonus	13%	To encourage and reward individual and corporate performance that enhances long-term stockholder value	Revenue, non-GAAP operating margin, non-GAAP operating cash flow and individual performance goals over one-year performance period

Targets on average set between 25th and 75th percentiles of peer group

Variable payouts based on Company’s absolute performance against financial targets and performance against individual and executive team goals

Total payout capped at 200% of target

Equity Compensation:	72%	To align executives’ interests with those of stockholders		Target equity grant values on average set above 75th percentile of peer group except for CEO, whose target was set between the median and 75th percentile

• Operating Performance Share Units	24%	To encourage and reward corporate financial performance that enhances long-term stockholder value	Corporate revenue and operating income growth relative to peer group over three-year performance period with three annual performance segments	Variable number of shares granted based on performance relative to peer group in each performance segment Three potential annual payouts over performance period; total payout capped at 200% of target

• Share Price Performance Share Units	24%	To encourage and reward corporate performance that contributes to stock price appreciation	Corporate stock price growth relative to peer group over three-year performance period	Variable number of shares granted based on performance relative to peer group Single potential payout at end of performance period; total payout capped at 200% of target

• Restricted Stock Awards	24%	To retain executive talent	Service-based vesting over four-year period	25% of shares vest after first year; remainder vest ratably on a quarterly basis over subsequent three years

In Fiscal 2011, performance-based elements of our compensation program included the annual cash bonus plan, the Operating Performance Share Units (“Operating Performance PSUs”) and Share Price Performance Share Units (“Share Price Performance PSUs”).

After reviewing the Company’s Fiscal 2011 financial performance, together with achievement against individual performance goals for the annual cash bonus plan, the Compensation Committee:

•

approved payouts for Fiscal 2011 performance under our annual cash bonus plan in excess of target based on corporate financial goal achievement of 149% and average individual goals achievement of 160%; and

•

certified payouts earned by our Named Officers based on Fiscal 2011 performance under Operating Performance PSU awards granted in the fiscal year ending on February 28, 2009 (“Fiscal 2009”), in Fiscal 2010 and in Fiscal 2011 at 200%, 185% and 159% of target, respectively.

Key Compensation Governance Practices. We have adopted a number of compensation governance practices which we believe benefit our stockholders by better aligning the interests of our management team with the interests of our stockholders, mitigating potential risks and promoting effective oversight of our compensation program, including the following:

•	We have established a Stock Ownership Policy for executives and directors; as of the end of Fiscal 2011, all of our executives and directors were in compliance with the Policy.

•

We have a clawback policy which covers our Named Officers’ incentive compensation (including gains from selling common stock distributed pursuant to incentive compensation arrangements) in the event that certain types of individual misconduct result in a material restatement of our financial results.

•

We prohibit Named Officers from engaging in the following transactions with respect to the Company’s securities: (i) selling short, (ii) buying or selling options (puts and calls), or other derivative securities or engaging in hedging or monetization transactions (such as collars and forward sales contracts), or (iii) purchasing Company stock on margin or pledging Company stock to a margin account.

•	Severance amounts payable made under our change-in-control severance policy require a termination of employment following a change-in-control event (“double trigger”) before benefits are payable.

•	We have not entered into any new, or modified any existing, excise tax gross-up provisions since December 2007.

Compensation Discussion and Analysis

Our executive compensation program is designed to focus our executives on the Company’s critical goals that we believe translate into long-term stockholder value. As a result, a significant proportion of executive compensation is variable, based on corporate and individual performance. In setting performance goals and measuring performance against these goals, we use a performance management process and evaluate our pay practices relative to those at companies in our industry that we consider to be our peers. Our executive compensation program is structured to provide target total cash and equity compensation opportunities relative to our peer companies that allow us to compete for top talent without providing excessive compensation. At the same time, the program is designed to have the flexibility to reward superior performance by providing for total realized compensation substantially above this level for exceptional results and to provide for compensation below this level if performance goals are not met.

Role of the Compensation Committee

The Compensation Committee of the Board oversees and approves all compensation and benefit arrangements for the Named Officers. Throughout each year, the Compensation Committee monitors developments and trends in executive compensation to enhance its ability to oversee the design, and better evaluate the effectiveness, of our executive compensation program. In addition, the Compensation Committee considers a variety of other factors to determine compensation amounts, including recommendations by the CEO and the Compensation Committee’s independent compensation consultant.

Since 2005, the Compensation Committee has retained Frederic W. Cook & Co., Inc., an independent compensation consulting firm (the “Consultant”), to advise on matters relating to executive and board compensation. A representative from the Consultant attends various Compensation Committee meetings at the request of the Compensation Committee and communicates with members of the Compensation Committee outside of scheduled meetings. The Consultant is charged with providing the Compensation Committee with annual studies and other analyses regarding competitive pay practices for key employees, proactively advising on trends and developments, conducting special projects at the Compensation Committee’s request and providing recommendations on the design of, and amounts awarded under, our executive compensation program. In Fiscal 2011, the Consultant provided services at the direction and under the supervision of the Compensation Committee consistent with the scope of the committee’s responsibilities. The Consultant provided executive compensation related data used in preparing the Company’s Annual Report on Form 10-K and this Proxy Statement. Except for its retention by and advice for the Compensation Committee, the Consultant is not otherwise retained by and does not otherwise advise the Company on compensation matters.

Role of Management

Management performs an important role in providing the Compensation Committee with information and day-to-day support required by the Compensation Committee in fulfilling its responsibilities. Management also supports the Consultant by providing background information to complete studies and projects requested by the Compensation Committee. From time to time, members of management may also work in conjunction with the Consultant at the request of the Compensation Committee and are invited to attend Compensation Committee meetings. Management did not retain a separate consultant for matters which impacted compensation for our Named Officers.

The CEO provides the Compensation Committee with compensation recommendations with respect to his direct reports, including our Named Officers. This includes a review of individual performance and other criteria used to support specific recommendations for each element of compensation.

Process Used to Determine Annual Compensation

Each year, the Compensation Committee reviews an annual study on competitive compensation levels for each Named Officer prepared by the Consultant based on a survey of companies in our industry considered to be our peers. A compensation peer group is selected by the Compensation Committee, after considering the recommendation of the Consultant. In recommending the members of the compensation peer group, the Consultant identifies companies with similar Global Industrial Classification System industry codes and then uses other criteria for further selection, including net revenues, operating income, number of employees and market capitalization, in an effort to provide members of the group with similarity in terms of stage of development and size. The committee also considers whether the proposed group of companies is representative of the companies with whom we compete for executive talent. The Compensation Committee reviews composition of the compensation peer group annually with the Consultant.

The following table lists selected financial data (in millions) and other relevant information as of February 28, 2011 derived from public sources for each of the industry peer group companies used for determining Fiscal 2011 compensation (the “2012 Compensation Peer Group”):

	Most Recent Four Quarters as of February 28, 2011
Company (1)	Revenues	Operating Income	Employees	Market Cap (2)
Akamai Technologies	$1,024	$254	2,200	$7,003
Ansys	$580	$220	1,660	$5,169
Autodesk	$1,952	$282	6,800	$9,625
BMC Software	$1,994	$516	6,100	$8,856
Cadence Design Systems	$936	$7	4,600	$2,671
Citrix Systems	$1,875	$324	5,637	$13,163
Compuware	$909	$144	4,336	$2,463
Jack Henry & Assoc.	$921	$203	4,528	$2,749
McAfee	$2,065	$277	6,300	$7,557
Micros Systems	$958	$189	4,646	$3,852
Novell	$800	$93	3,400	$2,075
Progress Software	$530	$110	1,576	$1,970
Real Networks	$402	$(15)	1,845	$521
salesforce.com	$1,657	$97	5,306	$17,380
Tibco Software	$754	$126	2,540	$4,075
VeriSign	$681	$249	1,048	$6,121
VMware	$2,857	$431	9,000	$34,857

75th percentile	$1,875	$277	5,637	$8,856
Median	$936	$203	4,528	$5,169
25th percentile	$754	$110	2,200	$2,671
Red Hat	$909	$146	3,700	$7,965

All data was compiled by the Consultant. Operating Income may reflect adjustments to publicly disclosed results intended to increase consistency in the method of calculation of peer companies’ Operating Income.

(1)	For Fiscal 2012, the Compensation Committee added Adobe Systems, Intuit, NetApp and Nuance Communications to the 2012 Compensation Peer Group based on each company’s size, growth and overall product and market profile and removed McAfee following its acquisition by Intel in February 2011. The Compensation Committee also determined that due to changes in the businesses of Novell and RealNetworks, these companies no longer satisfied the general criteria for our peer group and removed them from the 2012 Compensation Peer Group.
(2)	As of February 28, 2011

In addition to considering information from the Consultant’s annual study of competitive pay practices, the Compensation Committee takes into account input from management, tally sheets prepared by the Consultant reflecting (i) cash payments, (ii) equity compensation grant values and (iii) potential severance payments and such other information as it deems necessary and appropriate in determining the appropriate level and mix of base salary, annual bonus target and equity compensation elements for each Named Officer. There is no formal or informal policy for allocating compensation between short-term and long-term or cash and non-cash elements. The CEO recommends a compensation level for each Named Officer (other than himself) based on individual performance and relative ability to impact the Company’s future success. The Compensation Committee then reviews the CEO’s recommendation and makes a final determination regarding the compensation level of the Named Officers. The Compensation Committee believes this process is both orderly and fair and preserves the CEO’s ability to have an impact on compensation for his direct reports. For the CEO, the Compensation Committee sets the base salary, annual bonus target and equity compensation elements based on the same set of information discussed above and the terms of the CEO’s employment agreement with the Company. For a description of Mr. Whitehurst’s employment agreement, see the section below entitled “Employment and Indemnification Arrangements with Named Officers.” In setting compensation levels for Fiscal 2012, the Compensation Committee considered the increasingly competitive market for management talent in our industry, Red Hat’s strong financial performance in Fiscal 2011 and actions taken by certain members of the 2012 Compensation Peer Group to increase compensation levels during the previous fiscal year.

Generally the Compensation Committee reviews total compensation for Named Officers during the Company’s first fiscal quarter both to determine payouts for the previous fiscal year and to set compensation and performance targets for the current fiscal year.

Components of Compensation

During Fiscal 2011, our executive compensation program included the following principal components:

1.	Base salary;

2.	Annual cash bonus; and

3.	Equity compensation.

Executive officers are also entitled to receive the employee benefits offered to all of the Company’s full-time employees and participate in the severance and change in control arrangements as are further described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

The Compensation Committee believes that the various components of our executive compensation program and the performance metrics used to assess executive performance effectively provide incentives to our executive officers to achieve short- and long-term corporate goals that enhance long-term stockholder value, without encouraging excessive risk taking.

Base Salary. Base salaries provide for minimum levels of compensation regardless of performance, as well as serve as the basis for annual bonus opportunities, certain employee benefits and potential severance benefits. The Compensation Committee believes that it is necessary to set base salaries at levels that allow the Company to secure and retain the services of key executive talent. The committee takes into account each Named Officer’s role and level of responsibility at the Company in setting salaries.

Periodically, the Compensation Committee has approved increases in base salaries to reflect changes in the competitive market for talent in the technology industry, improvements in the Company’s operating results and, for certain executives, increased scope of responsibilities. The Compensation Committee has generally set the CEO’s base salary between the 25th percentile and the median of the compensation peer group. After reviewing the Company’s strong financial performance in Fiscal 2011, the committee decided to set the CEO’s Fiscal 2012 base salary at the median of the 2012 Compensation Peer Group. In Fiscal 2011 and Fiscal 2012, the Compensation Committee set base salaries for the other NEOs on average between the median and the 75th percentile of the compensation peer group. After reviewing Red Hat’s Fiscal 2011 financial performance and considering the increasingly competitive market for management talent in our industry, the Compensation Committee decided to increase base salaries for Fiscal 2012 by an average of 3%.

Named Officers	Fiscal 2011 Base Salary (effective 7/1/10)	Fiscal 2012 Base Salary (effective 8/1/11)	Fiscal 2012 vs. Fiscal 2011
James M. Whitehurst	$750,000	$775,000	3.3%
Charles E. Peters, Jr.	$450,000	$465,000	3.3%
Paul J. Cormier	$450,000	$465,000	3.3%
Alex Pinchev	$450,000	$465,000	3.3%
Michael R. Cunningham	$400,000	$410,000	2.5%

Annual Cash Bonus

Overview.    The Company’s Named Officers are eligible to earn an annual cash bonus under the Company’s executive variable compensation plan (the “EVC Plan”). Annual cash bonuses are calculated based on the Company’s achievement of financial goals and on the Named Officer’s achievement of individual performance goals. In Fiscal 2011, 75% of each Named Officer’s cash bonus was based on achievement of the Company’s performance goals and 25% was based on achievement of individual goals. All Company performance goals were set and communicated at the beginning of the fiscal year and individual performance goals were set and communicated during the first part of the fiscal year. The Compensation Committee believes that a cash bonus based on an assessment of individual performance against pre-determined measures within the context of the Company’s overall performance is consistent with the compensation program’s objective of enhancing long-term stockholder value. Additionally, the Compensation Committee believes that it is appropriate to provide each Named Officer with an opportunity to be partially rewarded based on individual performance. Achievement of the targeted performance levels is intended to be challenging, but achievable with a reasonable degree of effort on the part of each executive, and it is the Compensation Committee’s expectation that, in normal circumstances, the Company and each executive would achieve targeted performance levels with this effort. Since the fiscal year ending February 28, 2007 (when the EVC Plan first included an individual performance component), our Named Officers (with the exception of one individual who is no longer with the Company) have received payouts at target once and in excess of target, but below the maximum possible payout, four times.

Each Named Officer is assigned a target cash bonus amount. Bonus target amounts were determined based on job responsibilities and compensation peer group data. For Fiscal 2011 and Fiscal 2012 the Compensation Committee set target cash bonus amounts for the Named Officers on average between the 25th and 75th percentiles of the fiscal year’s compensation peer group. After the end of the fiscal year, each Named Officer receives a percentage of his target cash bonus determined by comparing the actual performance levels to the targeted performance levels. In Fiscal 2011 the maximum possible annual cash bonus attainable based on Company performance was 150% of the executive’s target annual cash bonus amount and based on individual performance was 50% of the executive’s target annual cash bonus amount. Accordingly, if both Company and individual performance were determined to be achieved at the highest possible levels, then the maximum possible cash bonus payment for a Named Officer would have been 200% of the target annual cash bonus amount.

For Fiscal 2011, each Named Officer received payouts in excess of target as set forth in the table below. Final payouts were based on achievement of the Company financial performance goals and achievement of the individual performance goals, as described in more detail below.

	Fiscal 2011		Fiscal 2012 Target	Fiscal 2012 Target vs Fiscal 2011 Target
Named Officers	Target	Actual
James M. Whitehurst	$750,000	$1,134,375	$775,000	3.3%
Charles E. Peters, Jr.	$360,000	$538,200	$372,000	3.3%
Paul J. Cormier	$360,000	$535,500	$372,000	3.3%
Alex Pinchev	$360,000	$560,700	$372,000	3.3%
Michael R. Cunningham	$320,000	$491,200	$328,000	2.5%

Bonus Amount Based on Company Performance.    Each year the Compensation Committee establishes performance metrics and targeted performance levels for the Company for purposes of the EVC Plan. For Fiscal 2011, the selected metrics were (i) total revenue, (ii) adjusted operating cash flow, defined as GAAP cash flow from operations plus excess tax benefits from share-based payment arrangements, and (iii) adjusted operating margin, defined as GAAP operating margin excluding the impact of expense related to share-based payment arrangements and the amortization of intangible assets. Management uses these metrics as a component of its regular internal reporting to evaluate performance of the business and compare it to prior performance, to make operating decisions, including internal budgeting and the calculation of incentive compensation, and to forecast future performance. The Compensation Committee selected these performance metrics because these are metrics which management uses to assess our performance throughout the fiscal year and which the Compensation Committee and the Consultant believe create long-term stockholder value. The total revenue metric reflects management’s effectiveness at selling our products and services and is a critical measurement of growth for our business. Non-GAAP cash flow from operations reflects management’s effectiveness in generating cash and providing the capital resources necessary for the business to grow. Non-GAAP operating margin demonstrates how efficiently management runs the business and controls costs. The range of performance levels for each metric is determined following a review of both internal projections and external expectations. The EVC Plan grants the Compensation Committee the authority to adjust our financial results for a number of discretionary items that may have impacted our financial results during the performance period, but were not contemplated at the time the Company performance goals were set, including among others, volatility in foreign exchange and interest rates, unanticipated acquisitions, litigation settlements and substantial changes in general macro-economic conditions. However, no adjustments for discretionary items were made in determining the Fiscal 2011 payout amounts.

For Fiscal 2011 the final payout for each Named Officer was based on aggregate achievement of corporate financial performance goals at an average level of 149% of target, as set forth in the table below.

	Target Range	Results	Achievement (%)
Total Revenue	$825M – $870M	$909.3M	200%
Adjusted Operating Cash Flow	$300M – $345M	$333.0M	140%
Adjusted Operating Margin	23.4% – 26.1%	24.8%	107%

Average			149%

Bonus Amount Based on Individual Performance.    Each year, the Compensation Committee, in consultation with the CEO, establishes individual performance goals for each Named Officer (other than the CEO). The Compensation Committee establishes individual performance goals for the CEO. For Fiscal 2011, all individual goals were set forth in writing and discussed with each Named Officer during the first part of the fiscal year. The maximum possible annual cash bonus attainable based on individual performance goals was 50% of the target annual cash bonus amount.

For Fiscal 2011, the Compensation Committee established a set of common goals for the management team. The common goals for executives related to supporting our corporate ethics program, effective teamwork, succession planning and talent development among the management team. The Compensation Committee established additional individual goals for each of our executives related to the Company’s strategic and cross-functional initiatives and individual responsibilities.

Following the end of Fiscal 2011, each Named Officer provided the CEO with an assessment of his achievement with respect to his common goals and individual performance goals. The CEO reviewed each self-assessment and used his judgment to evaluate the achievement level of each Named Officer’s common and individual performance goals, the relative importance of each performance goal to the Company’s success and the effort required to achieve such goal. The CEO then discussed his assessment of the performance of the other Named Officers with, and presented his recommendation to, the Compensation Committee. Based on the CEO’s assessments of his own performance and the performance of the other Named Officers and its own deliberations, the Compensation Committee made a subjective determination that each of the Named Officers had either met or exceeded his individual performance goals in Fiscal 2011. Each executive’s bonus reflected this determination of his individual achievement for the goals set forth below.

Mr. Whitehurst:

•	Launch Red Hat Enterprise Linux 6.0, the latest version of our core enterprise operating system
•	Develop and execute Red Hat’s cloud computing strategy

•	Develop strategy to differentiate Red Hat from key competitors
•	Differentiate product offerings by enhancing subscription value
•	Implement our subscription renewals initiative
•	Promote Red Hat’s virtualization offerings
•	Develop and execute our long-range commercial plan
•	Support development of unified corporate and product messaging
•	Develop and execute a long-term intellectual property strategy
•	Develop long-term investment strategies
•	Develop a more robust succession planning framework for key positions
•	Develop a talent management framework focused on prioritized roles, manager effectiveness and leadership development

Mr. Peters:

•	Launch Red Hat Enterprise Linux 6.0
•	Implement our subscription renewals initiative
•	Develop long-term investment strategies
•	Support leadership team with tools and information for fact-based decision-making
•	Continue to improve structure and performance of Red Hat operations, including our information systems
•	Communicate with investors and major stockholders

Mr. Cormier:

•	Launch Red Hat Enterprise Linux 6.0
•	Develop and execute Red Hat’s cloud computing strategy
•	Differentiate product offerings by enhancing subscription value
•	Support development of unified corporate and product messaging
•	Develop Red Hat’s Platform-as-a-Service offerings for the cloud market
•	Enhance Customer Portal content
•	Launch and ship new releases of enterprise application program and virtualization offerings

Mr. Pinchev:

•	Implement our subscription renewals initiative
•	Promote Red Hat’s virtualization offerings
•	Develop and execute our long-range commercial plan
•	Develop strategy to differentiate Red Hat from key competitors
•	Manage our go-to-market activities
•	Improve customer-related metrics
•	Implement key sales initiatives

Mr. Cunningham:

•	Launch Red Hat Enterprise Linux 6.0
•	Develop and execute a long-term intellectual property strategy
•	Develop and expand Red Hat’s patent portfolio
•	Lead Company’s defenses against and resolution of patent infringement assertions
•	Differentiate product offerings by enhancing subscription value
•	Promote our corporate compliance programs
•	Enhance our broad-based equity compensation program

Equity Compensation

Overview.    All of the Named Officers are eligible to receive annual equity compensation awards under the Company’s 2004 Long-Term Incentive Plan. The Company’s equity compensation program is designed to reward long-term performance and to retain the recipients through the term of the awards. Therefore, the

Compensation Committee believes that properly structured equity grants are a meaningful way to align the long-term interests of the Named Officers with those of stockholders and correlate the expected contributions of the Named Officers to the Company’s future success. The Compensation Committee believes that equity compensation grants should constitute a significant portion of overall compensation of each Named Officer.

In Fiscal 2011, equity compensation grants at target represented approximately 70% of the total target compensation amount for each of the Named Officers. The Compensation Committee approved a target mixture of the following to each Named Officer:

Award Type	Percentage of Total Target Equity Award
Operating Performance PSUs	33.3%
Stock Price Performance PSUs	33.3%
Restricted Stock Awards	33.3%

In determining the mixture of performance share units (“PSUs”) and RSAs granted in Fiscal 2011, the Compensation Committee considered an equity compensation portfolio that would (i) promote retention of Named Officers, (ii) reward Named Officers for attainment of long-term Company goals, (iii) encourage senior management to out-perform our peers and (iv) be broadly reflective of practices among the compensation peer group and current industry practices and trends.

PSUs.    Under our Operating Performance PSUs, shares are earned on the basis of our financial performance relative to members of the applicable compensation peer group over a three-year performance period. For Operating Performance PSUs awarded during Fiscal 2011, the selected metrics were (i) revenue growth and (ii) operating income growth, excluding the impact of unusual or non-recurring items and the cumulative effect of changes in applicable tax and accounting rules to the extent any such item is separately disclosed on the applicable income statement. The Compensation Committee selected these performance metrics because these are metrics which management uses to assess our performance and which the Compensation Committee and the Consultant believe create long-term stockholder value.

Generally, the Named Officers are granted an award for a target number of Operating Performance PSUs, and depending on the Company’s financial performance relative to members of the compensation peer group for the specified metrics, the executive may earn up to 200% of the target number of PSUs (the “Maximum”) over a performance period with three separate performance segments corresponding to three fiscal years of the Company. Up to 25% of the Maximum may be earned in respect of the first performance segment; up to 50% of the Maximum may be earned in respect of the second performance segment, less the amount earned in the first performance segment; and up to 100% of the Maximum may be earned in respect of the third performance segment, less the amount earned in the first and second performance segments.

The Share Price Performance PSUs are earned on the basis of our stock price performance relative to the stock price performance of members of the compensation peer group over a three-year performance period. Stock price performance is measured by the change in the average price of common stock measured over a 90-day period at each of the beginning and end of the performance period, as compared to the compensation peer group. The Named Officers receive a single payout, if any, at the end of the performance period.

The table below provides the payout percentages for each of the Operating Performance PSU and the Share Price Performance PSU by percentile rank relative to the appropriate compensation peer group. Payouts are earned only if the threshold level of performance is attained relative to the compensation peer group.

	Percentile Rank	Payout % of Target
Maximum	75% or higher	200%
	70%	175%
	65%	150%
	60%	125%
	55%	110%
Target	50%	100%
	45%	90%
	40%	75%
	35%	50%
Threshold	30%	25%

The Compensation Committee believes that the combination of the Operating Performance PSU and the Share Price Performance PSU provides significant incentives for senior management to focus on specific growth metrics for long-term stockholder value and effectively help align management and stockholder interests. Since the awards are denominated and distributed in shares of common stock, a strong linkage to stockholder return is maintained.

In Fiscal 2011, the Named Officers received payouts under Operating Performance PSU awards granted in each of Fiscal 2009, Fiscal 2010 and Fiscal 2011. The table below shows the ranking of Red Hat’s revenue and operating income growth relative to the companies in the compensation peer group, our average percentile rank among the compensation peer group for the applicable performance period and the corresponding payout percentage for Fiscal 2011 under these Operating Performance PSU awards:

Operating Performance PSU Grant	Fiscal 2011 Revenue Growth Rank	Fiscal 2011 Operating Income Growth Rank	Average Percentile Rank	Fiscal 2011 Payout % of Target
Fiscal 2009	1	3	86%	200%
Fiscal 2010	2	7	72%	185%
Fiscal 2011	3	9	67%	159%

Based on these results, our Named Officers earned for performance in Fiscal 2011 the number of shares set forth below under all outstanding Operating Performance PSUs.

Named Officer	Operating Performance PSU Payouts for Fiscal 2011 Performance
James M. Whitehurst	133,721
Charles E. Peters, Jr.	45,792
Paul J. Cormier	44,100
Alex Pinchev	44,100
Michael R. Cunningham	40,125

RSAs.    In Fiscal 2011 we granted RSAs to our Named Officers that vest over a period of four years, with 25% vesting one year from the designated vesting start, which is approximately one year following the date of the grant, and the remainder vesting ratably on a quarterly basis over the course of the subsequent three years, provided that the recipient maintains a business relationship with the Company. The Compensation Committee believes that RSAs help to align the interests of management with those of stockholders by rewarding stock price performance without encouraging excessive risk-taking and are an important component of compensation used to attract and retain the Company’s executives. RSA award amounts were set after considering amounts that would promote retention of such officers, reward such officers for long-term stock value preservation and performance and be competitive with compensation peer group practices and industry trends. In an effort to maximize deductibility of the RSAs under Section 162(m) of the Code, the Compensation Committee modified the terms of the RSAs granted to the Named Officers in Fiscal 2011 as discussed below in the section entitled “Tax Deductibility of the Named Officers’ Compensation.”

Timing of Equity Awards.    Under the 2004 Long-Term Incentive Plan, awards (both recurring and new hire or retention awards) to employees are approved by the Compensation Committee before or on the date of grant. It is the Company’s general practice to make recurring grants (other than grants of PSUs and RSAs) during the Company’s open trading window after a quarterly earnings announcement. PSUs and RSAs are generally granted within the first 90 days of the commencement of the applicable performance period or within the first 25% of the performance period (whichever is earlier) in an effort to maximize the deductibility under Section 162(m) of the Code of the related share-based compensation expense. Awards to new employees, including Named Officers, are typically made on the 16th day of the month (or if not a business day, the first business day thereafter) in the month following the Company’s quarterly earnings announcement. Other than as described above, the Company has no program, plan or practice to coordinate its award grants with the release of material non-public information.

Grant Values.    To determine the appropriate level of annual grants for each Named Officer, the Compensation Committee first establishes an overall Company-wide stock pool. Individual grant guideline ranges are then developed based on compensation peer group grant data and recommendations from the Consultant. The CEO then recommends a grant amount for each Named Officer (other than the CEO) based on performance and relative ability to impact the Company’s future success. The Compensation Committee then reviews the CEO’s recommendations and makes a final determination regarding the grant level for each Named Officer, including the CEO. In Fiscal 2011 and Fiscal 2012, the Compensation Committee set target equity grant values on average above the 75th percentile of the compensation peer group, except for our CEO whose target equity grant value was set between the median and 75th percentile.

Additional details about equity compensation grants to Named Officers for Fiscal 2011 are described in the Grants of Plan-Based Awards Table below.

Stock Ownership Requirements

The Compensation Committee supports stock ownership as an effective means of helping to align management motivations with the long-term interests of stockholders.

Under Red Hat’s Stock Ownership Policy for executive management, ownership levels are derived from multiples of salary. The current levels are as follows:

Position	Ownership Level
Chief Executive Officer	140,000 shares
Executive Vice President	33,000 shares
Senior Vice President	18,000 shares

If at any time an executive officer or a non-employee director does not hold a number of shares that equals or exceeds the applicable level, he or she is required to hold 50% of the shares (net of any shares withheld to satisfy tax obligations at vesting) realized from any equity awarded after March 1, 2010, the effective date of the Stock Ownership Policy, until ownership equals or exceeds the applicable level. For purposes of calculating ownership under the Stock Ownership Policy during Fiscal 2011, shares owned outright, fully vested DSUs and 30% of unvested RSAs and DSUs are counted. Outstanding stock option and PSU awards are disregarded. As of the end of Fiscal 2011, all of the Named Officers were in compliance with the Stock Ownership Policy.

Effective March 22, 2011, the Compensation Committee amended the policy to provide that for the purposes of calculating ownership, 50% of unvested RSAs and DSUs will be counted. As the Company’s stock price had risen significantly since the ownership levels were set, the multiples of salary represented by the required ownership levels had grown substantially and the Compensation Committee felt that raising the percentage of unvested RSAs and DSUs counted would help appropriately adjust the value of stock executives are required to hold.

Company policies prohibit employees from engaging in any of the following transactions with respect to securities of the Company: (i) selling short, (ii) buying or selling options (puts and calls), or other derivative securities or engaging in hedging or monetization transaction (such as collars and forward sales contracts) or (iii) purchasing Company stock on margin or pledging Company stock to a margin account.

Employee Benefits and Perquisites

The Company offers health and welfare benefits to full-time employees on a geographic basis. Each full-time employee working in a given geographic region generally receives the same health and welfare benefits that are offered to the other full-time employees in that region.

Tax Deductibility of the Named Officers’ Compensation

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and to each other officer (other than the CFO) whose compensation is required to be reported pursuant to the Exchange Act by reason of being among the three most highly paid executive officers.

While the Company currently seeks to preserve deductibility of compensation paid to the Named Officers under Section 162(m), from time to time, it may provide compensation arrangements that are not deductible under Section 162(m) in order to recruit and retain outstanding executives.

On August 17, 2006, stockholders approved the 2006 Performance Plan, which was designed to enable us to maximize the tax deductibility of compensation expense in respect of named executive officers for incentive awards, such as PSUs and the annual cash bonus, under Section 162(m). In Fiscal 2011, the Compensation Committee modified the terms of the RSAs granted to the Named Officers in an effort to maximize tax deductibility of the RSAs under Section 162(m). Accordingly, the EVC Plan, PSUs and RSAs currently include performance components designed to permit deductibility of related compensation expense under Section 162(m). Except upon a change in control of the Company, payouts may be made under each of these forms of executive compensation only upon achievement of the applicable performance condition. The Compensation Committee sets the performance condition within the first 90 days of the commencement of the applicable performance period or within the first 25% of the performance period (whichever is earlier) in an effort to maximize the deductibility under Section 162(m) of the related share-based compensation expense. The Company believes that the 2006 Performance Plan helps to preserve tax deductibility under Section 162(m). However, full preservation may not be possible.

At the Annual Meeting, the Company is asking stockholders to approve the 2011 Performance Plan, which is substantially similar to the 2006 Performance Plan, in order to continue to meet the requirements for deductibility under Section 162(m). A summary of the terms of the 2011 Performance Plan can be found above in “Item No. 5—Approval of the 2011 Performance Compensation Plan.”

Severance and Change in Control Arrangements

Each of our Named Officers is eligible to receive compensation in certain circumstances following the termination of his employment. Although a substantial portion of compensation for Red Hat’s executives is performance-based and contingent on the achievement of Company and individual performance goals, the Compensation Committee has determined that severance and change in control benefits are appropriate in order to (i) attract and retain executive talent, (ii) avoid the distraction and costs associated with potentially protracted separation negotiations or disputes and (iii) help ensure in the event of an actual or threatened change in control of the Company that personal concerns are less likely to impede a transaction that may be in the best interests of our stockholders. See the section below entitled “Potential Payments Upon Termination or Change in Control” for a detailed description of amounts payable under our severance and change in control arrangements.

Severance Benefits.    Each of our Named Officers, other than Mr. Whitehurst, is eligible to participate in our Senior Management Severance Plan (the “Severance Plan”). Under the Severance Plan, benefits are payable only upon a termination by the Company without “Good Cause” or a termination by the Named Officer with “Good Reason.” The Compensation Committee finds it equitable to offer severance benefits based on a standard formula derived from annual compensation elements because severance often serves as a bridge when employment is involuntarily or constructively terminated without cause and should therefore not be affected by other long-term accumulations.

The Compensation Committee considered it important to obtain and expand certain protections for the Company in consideration for the provision of severance benefits under the Severance Plan. These benefits are conditioned upon the execution of a release in favor of the Company and an agreement containing covenants relating to non-solicitation of customers and employees, non-competition and non-disparagement.

Mr. Whitehurst does not participate in the Severance Plan. Instead, under the terms of his employment agreement he is entitled to receive certain payments if his employment is terminated by the Company without “Cause” or he resigns for “Good Reason”, subject to his execution of a release in favor of the Company and compliance with the covenants in his employment agreement relating to non-solicitation of customers and employees, non-competition and non-disparagement.

Change in Control Arrangements.    The Company’s change in control arrangements incorporate a “double trigger” concept before the benefits become payable. In other words, benefits are payable only upon a termination by the Company without “Good Cause” or a termination by the Named Officer with “Good Reason” that occurs during a period following a “Change in Control.” The Named Officers are our most senior executives and play an integral role in our success. These change in control arrangements are designed to retain these executives and help ensure that personal concerns are less likely to impede a transaction that may be in the best interests of our stockholders, while preventing these executives from receiving a windfall solely because a change in control has occurred. Accordingly, the Compensation Committee believes that the change in control arrangements serve the best interests of stockholders because they help to minimize the distraction of management during a potential change in control at a cost that the Compensation Committee believes is both appropriate and reasonable.

Clawback Policy for Executive Officers

In May 2009, the Board adopted a clawback policy for our Named Officers. The clawback policy generally requires any participant in our EVC Plan who engages in an act of embezzlement, fraud, willful misconduct or breach of fiduciary duty that results in a material restatement of financial statements included in any of our filings with the SEC to repay us (i) any portion of incentive compensation distributed during the twelve-month period following the filing with the SEC of any financial statements that are subsequently restated that is greater than the amount that would have been paid if calculated based on the restated financial results and (ii) the net proceeds from gains on any sale or disposition of our common stock distributed pursuant to incentive compensation arrangements during such twelve-month period. Our clawback policy went into effect on June 1, 2009 and applies to incentive compensation that is both approved by the Compensation Committee and awarded on or after that date. The Board adopted the policy as an additional deterrent to inappropriate behavior that could adversely affect the Company.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for Fiscal 2011 and this Proxy Statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Narendra K. Gupta (Chair)

Micheline Chau

Jeffrey J. Clarke

H. Hugh Shelton

Summary Compensation Table

The following table sets forth the compensation paid to our Named Officers in Fiscal 2011, Fiscal 2010 and Fiscal 2009.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
James M. Whitehurst	2011	750,000	5,517,300	1,134,375	5,539	7,407,214
President and Chief Executive Officer	2010	700,000	5,527,080	1,113,000	5,289	7,345,369
	2009	700,000	4,502,374	595,000	310,439	6,107,813

Charles E. Peters, Jr.	2011	450,000	2,043,480	538,200	8,094	3,039,774
Executive Vice President and Chief Financial Officer	2010	425,000	2,763,540	506,812	7,389	3,702,741
	2009	425,000	1,286,393	270,938	7,325	1,989,656

Paul J. Cormier	2011	450,000	3,269,546	535,500	39	4,255,085
Executive Vice President and	2010	425,000	1,658,124	503,625	39	2,586,788
President, Products and Technology	2009	425,000	1,286,393	270,938	39	1,982,370

Alex Pinchev	2011	450,000	3,269,546	560,700	7,514	4,287,760
Executive Vice President and President, Global Sales, Services & Field Marketing	2010	425,000	1,658,124	510,000	7,389	2,600,513
	2009	425,000	1,286,393	270,938	7,189	1,989,520

Michael R. Cunningham	2011	400,000	2,043,480	491,200	7,514	2,942,194
Executive Vice President and General Counsel	2010	375,000	1,658,124	452,109	7,389	2,492,622
	2009	375,000	1,286,393	239,063	7,189	1,907,645

(1)	Amounts in this column represent the aggregate grant date fair value of RSA and PSU awards granted to Named Officers in each fiscal year listed as determined in accordance with FASB ASC Topic 718 and are consistent with the estimate of the aggregate grant date compensation cost to be recognized over the service period. For any awards that are subject to performance conditions, the reported fair value is the value at the grant date based upon the probable outcome of such conditions. For Fiscal 2011, the following amounts represent the grant date fair value of such PSU awards (and not including RSA awards) assuming achievement of maximum (200%) payout: Mr. Whitehurst-$5,275,800, Mr. Peters-$1,954,039, Mr. Cormier-$3,126,439, Mr. Pinchev-$3,126,439 and Mr. Cunningham-$1,954,039. For Fiscal 2010, the following amounts represent the grant date fair value of such PSU awards (and not including RSA awards) assuming achievement of maximum (200%) payout: Mr. Whitehurst-$5,247,948, Mr. Peters-$2,624,052, Mr. Cormier-$1,574,400, Mr. Pinchev-$1,574,400 and Mr. Cunningham-$1,574,400. For Fiscal 2009, the following amounts represent the grant date fair value of such PSU awards (and not including RSA awards) assuming achievement of maximum (200%) payout: Mr. Whitehurst-$4,173,750, Mr. Peters-$1,192,500, Mr. Cormier-$1,192,500, Mr. Pinchev-$1,192,500 and Mr. Cunningham-$1,192,500.
(2)	Amounts in this column represent amounts earned under the EVC Plan based on fiscal year performance. For additional information regarding the awards see the section above entitled “Compensation Discussion and Analysis—Components of Compensation—Annual Cash Bonus.”
(3)	Amounts in this column include Company-paid 401(k) matching contributions and Company-paid premiums for life insurance and accidental death and disability benefits in each fiscal year that are generally available to all employees. The amount in this column related to Mr. Whitehurst’s Fiscal 2009 compensation also includes a relocation payment in the amount of $300,000 paid pursuant to Mr. Whitehurst’s 2007 Executive Employment Agreement.

Employment and Indemnification Arrangements with Named Officers

Each of our Named Officers has entered into employment or related agreements with us that are described in more detail below.

Chief Executive Officer

Mr. Whitehurst and the Company entered into an Executive Employment Agreement, dated as of December 19, 2007 (“2007 Executive Employment Agreement”) pursuant to which Mr. Whitehurst received a base salary of $750,000 in Fiscal 2011. Additionally, he is eligible to receive an annual incentive bonus in an amount up to 200% of his base salary in effect at the beginning of each fiscal year, as determined in the sole discretion of the Compensation Committee.

Also pursuant to his 2007 Executive Employment Agreement, Mr. Whitehurst was granted an RSA of 175,000 shares and an option to purchase 500,000 shares of common stock under the 2004 Long-Term Incentive Plan. The option has a per share exercise price equal to the closing price of our common stock on the date of grant, vests in equal amounts on an annual basis over a four-year period following the date of grant, and, with limited exceptions, contains the same terms and conditions as our standard form of non-qualified stock option agreement adopted for use at that time under the 2004 Long-Term Incentive Plan. The RSA granted to Mr. Whitehurst vests in equal amounts on an annual basis over a four-year period following the date of grant and, with limited exceptions, contains the same terms and conditions as our standard form of RSA agreement adopted for use at that time under the 2004 Long-Term Incentive Plan. Under the 2007 Executive Employment Agreement, the Compensation Committee will also consider the grant of additional equity awards to Mr. Whitehurst no less frequently than annually.

The provisions of Mr. Whitehurst’s 2007 Executive Employment Agreement governing severance payments are further discussed below in the section entitled “Potential Payments Upon Termination or Change in Control—Severance Payments—Chief Executive Officer.”

Other Named Officers

Each of our Named Officers (other than Mr. Whitehurst) entered into an offer letter with us at the time his employment with the Company began. The Company has no continuing obligations under the offer letters.

Indemnification

Each of our Named Officers has entered into an indemnification agreement with the Company. In general, the indemnification agreements provide that the Company will, to the fullest extent permitted by law, and subject to certain limitations and exceptions, indemnify the Named Officer against expenses, judgments, fines, penalties and amounts paid in settlement that may be incurred in connection with the defense or settlement of threatened, pending or completed proceedings to which the Named Officer becomes subject in connection with his service as an officer of the Company or in connection with other services performed by him at the request of the Company (such as service as a director or officer of a subsidiary of the Company). The indemnification agreements also provide for indemnification rights regarding both third-party claims and proceedings brought by or in the right of the Company. In addition, the indemnification agreements provide for the advancement of expenses incurred by the Named Officer under certain circumstances. The indemnification agreements are not exclusive of any other rights to indemnification or advancement of expenses to which the Named Officer may be entitled, including any rights arising under the Company’s Amended and Restated Certificate of Incorporation, as amended, or our by-laws, a separate agreement with the Company or applicable law.

Grants of Plan-Based Awards in Fiscal 2011

The following table sets forth information regarding all incentive plan awards granted to our Named Officers during Fiscal 2011.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Whitehurst	5/28/10	5/19/10							45,000	1,318,950
	5/28/10	5/19/10				—	45,000	90,000		2,637,900
	5/28/10	5/19/10				—	45,000	90,000		1,560,450
		5/19/10	187,500	750,000	1,500,000

Charles E. Peters, Jr.	5/28/10	5/19/10							16,666	488,480
	5/28/10	5/19/10				—	16,667	33,334		977,020
	5/28/10	5/19/10				—	16,667	33,334		577,956
		5/19/10	112,500	360,000	720,000

Paul J. Cormier	5/28/10	5/19/10							26,666	781,580
	5/28/10	5/19/10				—	26,667	53,334		1,563,220
	5/28/10	5/19/10				—	26,667	53,334		924,723
		5/19/10	112,500	360,000	720,000

Alex Pinchev	5/28/10	5/19/10							26,666	781,580
	5/28/10	5/19/10				—	26,667	53,334		1,563,220
	5/28/10	5/19/10				—	26,667	53,334		924,723
		5/19/10	112,500	360,000	720,000

Michael R. Cunningham	5/28/10	5/19/10							16,666	488,480
	5/28/10	5/19/10				—	16,667	33,334		977,020
	5/28/10	5/19/10				—	16,667	33,334		577,956
		5/19/10	100,000	320,000	640,000

(1)	These columns show the potential value of the payout for each Named Officer under the EVC Plan as if the threshold, target or maximum goals had been satisfied for the performance measures established for Fiscal 2011 by the Compensation Committee. Actual bonus payments to Named Officers under the EVC Plan for Fiscal 2011 performance are shown in the Summary Compensation Table above in the column titled “Non-Equity Incentive Plan Compensation.”
(2)	These columns show the number of shares underlying PSUs granted in Fiscal 2011 that may be earned by each Named Officer if the threshold, target or maximum goals are satisfied. The grant date fair value of PSUs to named officers granted in Fiscal 2011 is included in the Grants of Plan-Based Awards Table above in the column titled “Grant Date Fair Value of Stock Awards,” and is calculated as described in footnote 4 below.
(3)	Amounts in this column reflect RSAs granted to Named Officers in Fiscal 2011 under the 2004 Long-Term Incentive Plan. The RSAs for Named Officers vest over a four-year period, subject to continued service, with 25% vesting one year after the designated vesting start date and the remainder vesting ratably on a quarterly basis over the course of the subsequent three-year period. For further discussion see the section above entitled “Compensation Discussion and Analysis—Components of Compensation—Equity Compensation.” The grant date fair value of RSAs granted to Named Officers in Fiscal 2011 is included in the Grants of Plan-Based Awards Table above in the column titled “Grant Date Fair Value of Stock Awards.”
(4)	This column reflects the aggregate grant date fair value of the equity awards granted to the Named Officer in Fiscal 2011 as determined in accordance with FASB ASC Topic 718 and is consistent with the estimate of the aggregate grant date compensation cost to be recognized over the service period. For any awards that are subject to performance conditions, the reported value is the value at the grant date based upon the probable outcome of such conditions.

Outstanding Equity Awards at End of Fiscal 2011

The following table sets forth information on the current holdings of stock option and stock awards by our Named Officers as of February 28, 2011.

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Grant Date	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
James M. Whitehurst	375,000	01/09/2008	125,000	19.95	01/09/2013
						172,866	7,135,908
								500,834	20,674,428

Charles E. Peters, Jr.						55,937	2,309,079
								208,333	8,599,986

Paul J. Cormier	4,688	10/16/2006	—	19.84	10/16/2011
						57,097	2,356,964
								201,668	8,324,855

Alex Pinchev						56,277	2,323,115
								201,668	8,324,855

Michael R. Cunningham						45,457	1,876,465
								161,668	6,673,655

(1)	Amounts in these columns reflect options granted to Named Officers and outstanding as of February 28, 2011. Mr. Whitehurst’s options vest over a four-year period, 25% on each anniversary of the date of grant. Mr. Cormier’s options are fully vested.
(2)	Amounts in this column reflect RSAs granted to Named Officers and outstanding as of February 28, 2011. All RSAs listed above, except for RSAs granted to Mr. Whitehurst in connection with the commencement of his employment, vest over a four-year period, 25% on the first anniversary date and quarterly thereafter. The initial RSA granted to Mr. Whitehurst vests over a four-year period, 25% on each anniversary of the date of grant. Information presented aggregates all historical grants of RSAs.
(3)	The market value of the shares was calculated by multiplying the number of shares of common stock by $41.28, the closing price of our common stock on February 28, 2011.
(4)	Amounts in this column reflect PSUs granted to Named Officers and outstanding as of February 28, 2011 and assume payout at the maximum of 200% of target as described in the table entitled “Grants of Plan-Based Awards in Fiscal 2011” above.

Option Exercises and Stock Vested in Fiscal 2011

The following table sets forth information on the number and value of stock options exercised and stock vested during Fiscal 2011 for our Named Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James M. Whitehurst	—	—	185,416	6,745,108
Charles E. Peters, Jr.	258,750	6,274,637	90,790	3,002,222
Paul J. Cormier	76,562	1,089,306	140,654	4,497,190
Alex Pinchev	18,750	254,443	76,885	2,527,510
Michael R. Cunningham	137,500	1,463,167	70,126	2,307,038

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price of our common stock at the time of exercise.
(2)	The value realized on vesting is based on the closing price of our common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

Each of our Named Officers is eligible to receive certain payments upon certain types of termination of employment. The details regarding these payments are contained in (i) the Severance Plan, (ii) the Named Officer’s option award, PSU award agreements and restricted stock award agreements and/or (iii) the Senior Management Change in Control Severance Policy (the “Change in Control Policy”). In addition, Mr. Whitehurst’s 2007 Executive Employment Agreement includes provisions regarding payment upon certain types of termination of employment.

Severance Payments

Chief Executive Officer.    If the Company terminates Mr. Whitehurst’s employment without Cause (as defined in his 2007 Executive Employment Agreement) or if Mr. Whitehurst resigns for Good Reason (as defined in his 2007 Executive Employment Agreement), subject to the Company’s receiving a valid release of claims and Mr. Whitehurst’s compliance with noncompete, nonsolicitation and other covenants, Mr. Whitehurst will be entitled to receive (1) 150% of his then current annualized base salary, (2) a prorated portion of his current target bonus and (3) health care coverage paid by the Company for himself and his eligible dependents for a period of no longer than 18 months following his termination. In addition, any portion of a prior stock award that is outstanding but unvested and which would otherwise have vested during the subsequent 18 months, will immediately vest. Mr. Whitehurst’s right to exercise any outstanding stock options will end on the earlier of the first anniversary of his termination or the expiration of the option’s maximum term.

If the Company terminates Mr. Whitehurst’s employment for Cause or Mr. Whitehurst resigns without Good Reason, he will be entitled to payment of his base salary through the date his employment terminates and shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of the Company or as required by law.

Other Named Officers.    If the Company terminates a Named Officer’s (other than Mr. Whitehurst) employment without Good Cause (as defined in the Severance Plan) or if the Named Officer resigns for Good Reason (as defined in the Severance Plan), subject to the Company’s receipt of a valid release of claims and the Named Officer’s compliance with noncompete, nonsolicitation and other covenants, the Named Officer will be entitled to receive (1) 175% of his then current annualized base salary and (2) a lump sum payment equal to 100% of the premium for the continuation of health, dental and vision coverage for 12 months for himself and his eligible dependents. In addition, any equity awards with vesting that is not performance-based shall continue to vest and the Named Officer will be able to exercise the equity awards for 180 days following termination. For equity awards with vesting that is performance-based, the Named Officer will enjoy continued status as an employee, solely for purposes of the awards, until the earliest of (i) 180 days following termination, (ii) 10 days after the Compensation Committee determines whether performance has been achieved for the performance segment during which termination occurs and (iii) the expiration of the award.

If the Company terminates the Named Officer for Good Cause, or if he voluntarily resigns from the Company other than for Good Reason, the Named Officer shall have no further right to receive any compensation or benefits after the termination or resignation, other than compensation or benefits that are generally provided for all salaried employees upon resignation or termination under similar circumstances.

Change in Control Payments

Chief Executive Officer.    If (a) the Company terminates Mr. Whitehurst’s employment without Cause either within three months prior to or upon or within 24 months following a Change in Control (as such terms are defined in his 2007 Executive Employment Agreement) or (b) Mr. Whitehurst terminates his employment for Good Reason upon or within 24 months following the occurrence of a Change in Control (as such terms are defined in his 2007 Executive Employment Agreement), subject to the Company receiving a valid release of claims, he will be entitled to receive (1) 200% of his then current annualized base salary, (2) 200% of his then current target bonus, (3) a prorated portion of his then current target bonus, (4) health care coverage paid by the Company for himself and his beneficiaries for a period of no longer than 24 months following his termination and (5) term life insurance in the same amount of death benefit protection that he enjoyed under Company-provided life insurance coverage on the date of his termination of employment paid by the Company for a period of 24 months following his termination. In addition, any unvested portion of his outstanding stock awards will immediately vest. In the event that compensation paid to Mr. Whitehurst by the Company is subject to tax imposed by Section 4999 of the Code, the Company will reimburse Mr. Whitehurst for the amount of any excise tax paid under Section 4999 and increase the amount paid to cover any additional taxes imposed in connection with the reimbursement.

Other Named Officers.    Each Named Officer who was employed by the Company on February 28, 2011 (other than Mr. Whitehurst) is a party to stock option, RSA and PSU agreements that provide for accelerated vesting under certain circumstances after a Change in Control (as defined in the agreements) of the Company. Upon a Change in Control of the Company, the Named Officer’s Operating Performance PSUs will be considered earned and either convert into shares of restricted stock or be paid out in shares of common stock as if (x) the Named Officer met the target performance level if the Change in Control occurs during the first or second performance segment and (y) the last performance segment had ended on the last day of the most recently completed fiscal quarter before the date that the Change in Control occurred if the Change in Control occurs during the third performance segment. Upon a Change in Control of the Company, the Share Price Performance PSUs will be considered earned and either convert into shares of restricted stock or be paid out using the per share equivalent of the cash consideration and securities paid or payable to the Company or its stockholders in connection with the Change in Control. PSUs that convert into shares of restricted stock upon a Change in Control vest 25% after the end of the first year, 25% at the end of the second year and 50% at the end of the third year as long as the Named Officer’s relationship with the Company or its successor continues. Following the Change in Control, if the Named Officer’s restricted stock or stock option grants are assumed or converted in connection with the Change in Control, and if the Named Officer’s relationship with the Company or its successor is terminated within one year after the Change in Control without Good Cause (as defined in the agreements) by the Company or its successor or with Good Reason (as defined in the agreements) by the Named Officer, then unvested restricted stock and stock option grants would vest. If the Named Officer’s RSAs are not assumed or converted in connection with a Change in Control, then the restricted stock would be treated as vested immediately prior to the Change in Control. If the Named Officer’s stock option grants are not assumed or converted in connection with a Change in Control, then the Named Officer would receive a lump sum cash payment in an amount based in part on the fair market value of the shares underlying the stock option grant on the day preceding the Change in Control.

Pursuant to the Change in Control Policy, each Named Officer who was employed by the Company on February 28, 2011 (other than Mr. Whitehurst) will be eligible for lump sum cash payments if the Named Officer’s employment is terminated under certain circumstances after a Change in Control (as defined in the Change in Control Policy) of the Company. These payments will be in lieu of, and not in addition to, any other cash severance payments to which a Named Officer may be entitled. Under the Change in Control Policy, if, within one year after the Change in Control, the Company or its successor terminates the Named Officer without Good Cause (as defined in the Change in Control Policy) or the Named Officer terminates his employment with Good Reason (as defined in the Change in Control Policy), then the Named Officer will be eligible to receive:

•

a lump sum payment equal to two times the sum of the Named Officer’s then-current annual base salary plus an amount equal to the average of the annual bonuses earned by the Named Officer during the two previous fiscal years;

•

continuation of the Named Officer’s and his eligible dependents’ coverage under the Company’s welfare benefit plans as in effect on the date of termination until the earlier of two years following the date of termination or the date the Named Officer or his eligible dependents become eligible for comparable benefits from another employer; provided, however, the Named Officer must continue to contribute the employee share of premiums as from time to time applicable to employees of the Company generally, in order to continue such coverage; and

•

a pro-rata incentive bonus, if any, to which he would have been entitled in accordance with the Company’s annual bonus plan calculated through the Named Officer’s termination, but based on the targets achieved prior to the Named Officer’s date of termination.

In the event that compensation paid to the Named Officer by the Company is subject to tax imposed by Section 4999 of the Code, the Company will reimburse the Named Officer for the amount of any excise tax paid under Section 4999 and increase the amount paid to cover any additional taxes imposed in connection with the reimbursement.

Since December 2007, the Company has not entered into, or modified any existing, provisions that provide for the Company to reimburse any individual for the amount of any excise tax paid under Section 4999.

Potential Payments Upon Termination or Change in Control Table

The following table sets forth information on the potential payments to Named Officers upon termination or change of control of the Company, assuming the termination or change of control took place on February 28, 2011, the last business day of Fiscal 2011, and calculated as described above in the section entitled “Potential Payments Upon Termination or Change in Control.” Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different.

		Accelerated Vesting of Long-Term Incentive Plan Awards
Name	Cash Severance Payment ($) (1)	Stock Options ($) (2)	Restricted Stock ($) (3)	PSUs ($) (4)	Welfare Benefits ($) (5)	Excise Gross Up Payment ($) (6)	Total ($)
James M. Whitehurst
• Change in Control With Termination Without Good Cause or With Good Reason	3,750,000	2,666,250	7,135,908	7,791,626	33,934	5,022,862	26,400,580
• Termination Without Good Cause or With Good Reason	1,875,000	2,666,250	4,773,041	7,017,626	22,500	—	16,354,417
Charles E. Peters, Jr.
• Change in Control With Termination Without Good Cause or With Good Reason	2,215,950	—	2,309,079	3,554,660	30,000	—	8,109,689
• Termination Without Good Cause or With Good Reason	787,500	—	665,062	1,940,675	15,000	—	3,408,237
Paul J. Cormier
• Change in Control With Termination Without Good Cause or With Good Reason	2,210,063	—	2,356,964	3,107,486	30,000	—	7,704,513
• Termination Without Good Cause or With Good Reason	787,500	—	734,247	1,849,487	15,000	—	3,386,234
Alex Pinchev
• Change in Control With Termination Without Good Cause or With Good Reason	2,241,638	—	2,323,115	3,107,486	30,000	—	7,702,239
• Termination Without Good Cause or With Good Reason	787,500	—	711,709	1,849,487	15,000	—	3,363,696
Michael R. Cunningham
• Change in Control With Termination Without Good Cause or With Good Reason	1,982,372	—	1,876,465	2,522,686	30,000	—	6,411,523
• Termination Without Good Cause or With Good Reason	700,000	—	560,128	1,686,122	15,000	—	2,961,250

(1)	Amounts in this column are based on base salary as of February 28, 2011 and amounts received under our annual cash bonus plan for Fiscal 2010 and Fiscal 2009. For purposes of determining the amount of the pro-rated annual cash bonus for Fiscal 2011 to be paid to the Named Officers other than Mr. Whitehurst upon a Change in Control With Termination Without Good Cause or With Good Reason, amounts are equal to the annual cash bonus amounts actually paid in respect of Fiscal 2011 performance.
(2)	Amounts in this column are equal to the value of stock options outstanding that would vest upon the triggering event described in the leftmost column. The value of stock options is based on the difference between the exercise price of the options and the $41.28 closing price per share of our common stock on February 28, 2011.
(3)	Amounts in this column are equal to the value of RSAs outstanding that would vest upon the triggering event described in the leftmost column, based on the $41.28 closing price per share of our common stock on February 28, 2011. We have assumed that Mr. Whitehurst signed a release in favor of the Company on February 28, 2011.
(4)	Amounts in this column are equal to the value of all forms of PSUs outstanding that would be distributed upon the triggering event described in the leftmost column, based on the $41.28 closing price per share of our common stock on February 28, 2011. Upon a Change in Control With Termination Without Good Cause or With Good Reason, for each Named Officer we have assumed that (i) Operating Performance PSU awards would vest at the target level less any amounts previously paid out under the award and (ii) Share Price Performance PSU awards would vest based on the relative performance of our common stock based on the $41.28 closing price per share of our common stock on February 28, 2011. For Mr. Whitehurst, upon a Termination Without Good Cause or With Good Reason, the value of shares underlying PSUs that are shown in this table has been calculated based on the Company’s actual performance for the performance segments that ended on February 28, 2011 and at target for all other performance segments. We have also assumed that Mr. Whitehurst signed a release in favor of the Company on February 28, 2011. Upon a Termination Without Good Cause or Good Reason, the value of shares underlying PSUs for each Named Officer except for Mr. Whitehurst has been calculated based on the Company’s actual performance in Fiscal 2011.
(5)	Amounts in this column were calculated using an assumed total cost of welfare benefits of $15,000 per year. Mr. Whitehurst’s welfare benefits also include an annual cost of $1,967 to continue his life insurance.
(6)	For purposes of determining whether any payment received by a Named Officer upon a Change in Control With Termination Without Good Cause or With Good Reason would constitute an “excess parachute payment” subject to an excise tax under Section 4999 of the Code, the acceleration value of (i) vested options was calculated using a Black-Scholes model which took into account volatility in our stock price and the remaining term of the options and (ii) vested RSAs was calculated using the applicable federal rates published by the Internal Revenue Service. For purposes of calculating the amount of any excise tax gross-up payment that the Company could potentially owe to a Named Officer, we assumed an individual tax rate of 44%.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of February 28, 2011.

	(a)	(b)	(c)
Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted-average exercise price of outstanding options, warrants and rights ($) (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (4)
Equity compensation plans approved by security holders	8,644,686	17.22	6,673,520
Equity compensation plans not approved by security holders (5)	90,621	3.18	2,389
Total	8,735,307		6,675,909

(1)	This table excludes an aggregate of 39,947 shares of common stock with a weighted-average exercise price of $7.53 per share that are issuable upon exercise of options issued under compensation plans of the following entities: JBoss, Inc. and Sistina Software, Inc. (collectively, the “Acquired Companies”). The Company assumed these options in connection with the acquisition of the Acquired Companies. No additional shares of common stock remain available for future issuance under the Acquired Companies’ compensation plans. The table also excludes 477,577 shares of common stock underlying outstanding RSAs under the 2004 Long-Term Incentive Plan (the “2004 LTIP”) which are subject to forfeiture and would become available for future issuance if service conditions are not satisfied. This table also excludes 21,752 shares of common stock with a weighted average exercise price of $3.18 per share that are issuable upon exercise of options issued under the Makara, Inc. 2008 Equity Incentive Plan (the “Makara Plan”) prior to the Company’s acquisition of Makara, Inc. on November 19, 2010.
(2)	This number includes awards of stock options, restricted stock units (“RSUs”), DSUs and PSUs broken out as follows: (i) 1,967,789 shares of common stock underlying outstanding stock options and (ii) 6,676,897 shares of common stock underlying outstanding DSUs, RSUs and PSUs. Such outstanding awards were issued under stockholder-approved plans as follows: (i) 8,012,622 shares of common stock issuable under the 2004 Long Term Incentive Plan and (ii) 632,064 shares of common stock issuable under the Company’s 1999 Stock Option and Incentive Plan (no additional shares of common stock remain available for future issuance under this plan). For purposes of this table, shares underlying PSUs are calculated assuming payout at the maximum of 200% of the target as described in the “Grants of Plan-Based Awards in Fiscal 2011” table above, even though the actual payout amount may be less than the maximum. For a discussion of PSUs see the section above entitled “Compensation Discussion and Analysis—Components of Compensation—Equity Compensation.”
(3)	The weighted average exercise price in Column (b) excludes a total of 7,154,474 full value awards (RSAs, DSUs, PSUs and RSUs) issued under the 2004 LTIP with no exercise price but with a weighted average fair market value of $27.62 and a total of 68,869 full value awards (RSUs) issued under the Makara Plan with no exercise price but with a weighted average fair market value of $45.73.
(4)	Consists of 6,673,520 shares of common stock remaining available for future issuance under the 2004 Long-Term Incentive Plan and 2,389 shares of common stock remaining available for future issuance under the Makara Plan (excluding shares reflected in Column (a)). Full-value awards issued under the 2004 Long-Term Incentive Plan on or after August 2008 reduce the number of securities remaining available under the plan on a one-for-one basis. Awards granted August 2006 through August 2008 reduce the number of securities remaining at a rate of 1.6 shares for each full value share awarded and awards granted August 2004 through August 2006 reduce the number of securities remaining at a rate of 1.25 shares for each full value share awarded. A total of 7,154,474 shares underlying full value awards have been issued and are reflected as outstanding in Column (a), however, these shares have been deducted from the plan at a rate of 1.6 shares or 1.25 shares for each full value share awarded during the periods identified above resulting in a total additional debit of 462,183 shares.

(5)	On November 19, 2010, in connection with our acquisition of Makara, Inc., we assumed (i) outstanding unvested stock options representing 21,943 shares of Red Hat common stock on an as-converted basis (the “Assumed Options”) and (ii) the shares remaining available for future issuance under the Makara Plan representing approximately 71,258 shares of Red Hat common stock on an as-converted basis. Each Assumed Option continues to have the same terms and conditions in effect prior to the acquisition except that the number of shares to be received upon exercise of such Assumed Option and the exercise price of each Assumed Option were adjusted in accordance with the transaction terms. RSUs from the Makara Plan representing 68,869 shares were granted to employees of Makara, Inc. following the transaction closing date in satisfaction of the terms of the merger agreement and to induce continued employment with the Company. Please see the Registration Statement on Form S-8 filed by the Company with the SEC on December 7, 2010 and “Other Stock Plans” below for additional information regarding the Makara Plan.

Other Stock Plans

Makara Plan

A brief summary of the Makara, Inc. 2008 Equity Incentive Plan (the “Makara Plan”) is outlined below. The following summary is not a complete description of all the provisions of the Makara Plan and is qualified in its entirety by reference to the Makara Plan and related documents, copies of which are attached as Exhibits 99.1 through 99.6 of the Registration Statement on Form S-8 filed by the Company with the SEC on December 7, 2010.

Purpose.    The Makara Plan allows Red Hat to provide Eligible Participants (as defined below) who are selected to receive awards under the Makara Plan the opportunity to acquire an equity interest in Red Hat. The Board believes that equity incentives are a significant factor retaining and motivating employees who joined Red Hat through the Makara acquisition whose present and potential contributions are important to Red Hat.

Key Provisions.

•

Eligible Participants: Directors, employees, consultants and advisors of the Company or an affiliate of the Company hired after November 19, 2010 (the “Acquisition Date”) or individuals employed by Makara, Inc. prior to the Acquisition Date in compliance with applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted).

•

Shares Originally Authorized Under the Plan, Shares Assumed, and Grant History: As of the Acquisition Date, Makara shareholders had authorized a total of 2,625,761 shares under the Makara Plan. Red Hat assumed a total of 93,201 shares on an as-converted basis consisting of:

(i)	21,943 unvested options to purchase Makara common stock that were outstanding immediately prior to the Acquisition Date were assumed by the Company and converted into options to purchase the Company’s common stock subject to the same vesting and other conditions that applied to the Makara options immediately prior to the acquisition. All options were granted at fair market value on the date of grant pursuant to the terms of the Makara Plan.

(ii)	71,258 shares available for future issuance under the Makara Plan. Red Hat awarded 68,869 of shares in the form of RSUs vesting 25% annually over four years to individuals employed by Makara prior to the Acquisition Date as inducement to continue employment with Red Hat. There are 2,389 shares that remain available for issuance under the Makara Plan.

Administration.    The Makara Plan is administered by the Company’s Compensation Committee consisting of independent directors or such other committee of independent directors appointed by the Board, and except as limited by the Makara Plan, the Compensation Committee may exercise all discretion delegated to it under the Makara Plan. The Compensation Committee will select the employees of the Company and other persons who shall receive awards in compliance with applicable law, including the rules and regulations of the

NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted), determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the Makara Plan and establish, amend and rescind any rules relating to the Makara Plan. The Compensation Committee may, under the Makara Plan, delegate to a committee of one or more directors or officers the right under an award agreement to grant, cancel or suspend awards to employees who are not directors or officers of the Company, subject to certain conditions and exceptions.

Compensation Program Risk Assessment

Consistent with SEC disclosure requirements, in Fiscal 2011 a team composed of senior members of our equity compensation team and human resources and legal departments inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company management in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with the Compensation Consultant on executive compensation design matters. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

OTHER MATTERS

Stockholder Proposals

Stockholders may submit proposals for consideration at our 2012 Annual Meeting of Stockholders (“2012 Annual Meeting”).

To be considered for inclusion in next year’s proxy statement, your proposal must be submitted in accordance with the SEC’s Rule 14a-8 and must be received by our Corporate Secretary at our principal executive offices no later than February 28, 2012.

If you wish to submit a matter for consideration at our 2012 Annual Meeting that is not intended to be included in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2012 Annual Meeting (including any stockholder proposal or director nomination), written notice consistent with our by-laws must be delivered to our Corporate Secretary no later than the close of business on April 13, 2012, nor earlier than March 14, 2012. However, if the date of our 2012 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the date of the 2011 Annual Meeting, a notice by the stockholder will be timely if it is received not earlier than the 90th day prior to the date of our 2012 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the date of our 2012 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of our 2012 Annual Meeting is first made.

All matters submitted must comply with the applicable requirements or conditions established by the SEC and our by-laws. Proposals should be addressed to: Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina, 27606, Attn: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership of, and transactions in, our securities with the SEC. Such directors, executive officers and 10% holders are then required to furnish us with copies of all Section 16(a) reports they file.

Based on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during Fiscal 2011 all filings required to be made by reporting persons were timely made.

Appendix A

2011 PERFORMANCE COMPENSATION PLAN

Red Hat, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2011 Performance Compensation Plan, as amended from time to time (the “Plan”), to provide incentive awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

1.	PURPOSES OF THE PLAN

The purposes of the Plan are to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers of the Company and its Affiliates who, because of the extent of their responsibilities can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such executive officers that take into account appropriate performance objectives.

2.	DEFINITIONS

2.1. “Affiliate” shall mean any corporation, partnership or other entity of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

2.2. “Board” shall mean the board of directors of the Company.

2.3. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.4. “Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code.

2.5. “Disabled” or “Disability” shall mean any physical or mental condition of a Participant that in the opinion of the Committee renders the Participant incapable of continuing to be an employee of the Company and its Affiliates.

2.6. “Participant” shall mean the individuals selected by the Committee pursuant to Section 3.1 to participate in this Plan.

2.7. “Performance Award” shall mean an award under the Plan which shall be subject to the achievement of one or more objective Performance Goals established by the Committee.

2.8. “Performance Goal” shall mean the attainment of specified levels of one or any combination of the following: revenue growth, revenue, gross margins, net margins, operating income, operating income growth, pre-tax income, after-tax income, net income, net earnings, EPS (basic and diluted), earnings before taxes, earnings before interest and taxes, EBITDA, return on invested capital, return on equity, return on assets, economic value added (or an equivalent metric), cash flow from operations, cash flow per share, changes in deferred revenues, share price performance, total shareholder return, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, attainment of strategic and operational initiatives, market share, gross profits, comparisons with various stock market indices, and/or implementation, completion or attainment of measurable objectives with respect to research, development, products or projects. Performance

Goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division, business unit or department of the Company for or within which the Participant is primarily employed, or based upon the relative performance of other companies, or upon comparisons of any of the indicators of performance relative to other companies.

2.9. “Performance Period” shall mean the Company’s fiscal year or such other period that the Committee, in its sole discretion, may establish, provided no Performance Period shall be more than five years in length.

3.	ELIGIBILITY AND ADMINISTRATION

3.1. Eligibility. The individuals eligible to participate in the Plan shall be the Company’s Chief Executive Officer and any other executive officer of the Company or an Affiliate selected by the Committee to participate in the Plan (each, a “Participant”).

3.2. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Performance Awards may from time to time be granted hereunder; (ii) establish Performance Goals and determine the terms and conditions of each Performance Award in compliance with the requirements of Code Section 162(m); (iii) determine whether a Performance Goal or Performance Award should be adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the U.S. Securities and Exchange Commission; (iv) determine the time when Performance Awards will be granted and paid and the Performance Period to which they relate; (v) certify the achievement of the Performance Goals underlying the Performance Award and the amount of the Performance Award payable to each Participant in respect of each Performance Period; (vi) determine whether payment of Performance Awards may be deferred by Participants, in a manner compliant with Section 409A of the Code; (vii) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Performance Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate, any Participant and any person claiming any benefit or right under a Performance Award or under the Plan.

4.	AWARDS

4.1. Performance Period. Not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing, designate one or more Performance Periods, and determine the Participants for such Performance Periods, the Performance Goals and the maximum amount of each Performance Award.

4.2. Certification. At such time as it shall determine appropriate following the conclusion of each Performance Period, the Committee shall certify, in writing, the attainment of the Performance Goal and the amount of the Performance Award achieved for each Participant for such Performance Period.

4.3. Limitations on Grants to Individual Participants. No Participant may be granted Performance Awards that are denominated in shares of the Company’s common stock in any 12-month period with respect to more than 1,000,000 shares. In addition to the foregoing, the maximum dollar value granted to any Participant in any 12-month period with respect to Performance Awards that are valued in cash or in property other than shares is $10,000,000. The per-Participant limit described in this Section 4.3 shall be construed and applied consistently with Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

4.4. Payment of Performance Awards. Performance Awards determined by the Committee for a Performance Period shall be paid in cash or, to the extent provided in a shareholder-approved stock plan of the Company, share awards under such plan. Payment to each Participant shall be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable Performance Period ends or such other date determined by the Committee and consistent with Section 409A of the Code.

4.5. Commencement or Termination of Employment. If a person becomes a Participant during a Performance Period (whether through promotion or commencement of employment) or if a person who otherwise is a Participant dies, retires or is Disabled, or if the person’s employment is otherwise terminated (including, where applicable, through action by the Participant for a “good reason” as defined in a plan or agreement covering the Participant), during a Performance Period, the Performance Award payable to such a Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period. No payment will be made if a Participant’s employment is terminated either by the Company for “cause” (as defined in a plan or agreement covering the Participant and implemented by the Committee in its sole discretion) or by the Participant by resignation (other than through retirement or for “good reason”). Nothing in this Section 4.5 is intended to prohibit establishing a Performance Period under Section 4.1 that is specific to the covered individual.

4.6. Adjustments. The Committee may adjust downwards, but not upwards, the amount payable pursuant to a Performance Award, and the Committee may not waive the achievement of the applicable Performance Goals, except in the case of death, Disability of the Participant or change-in-control or ownership of the Company.

5.	MISCELLANEOUS

5.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code. No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Performance Award previously granted without such Participant’s consent.

5.2. Section 162(m) of the Code. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Performance Awards.

5.3. Tax Withholding. The Company or an Affiliate shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company or an Affiliate shall have the right to withhold from wages, Performance Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or an Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.4. Right of Discharge Reserved; Claims to Performance Awards. Nothing in this Plan shall provide any Participant a right to receive any Performance Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of a Performance Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right that the Company or an Affiliate may have to terminate the employment of (or to demote or to exclude from future Performance Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from a Performance Award granted in the event of the termination of employment of any Participant. No Participant shall have any claim to be granted any Performance Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.5. Nature of Payments. All Performance Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or an Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Performance Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or an Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

5.6. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

5.7. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.8. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.9. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation and deferred compensation if permitted by the Committee. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

5.10. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.

5.11. Effective Date of Plan. The Plan became effective as of the date approved by the stockholders of the Company.

5.12. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the

2011 Annual Meeting of Stockholders.

INTERNET http://www.proxyvoting.com/rht Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Ú FOLD AND DETACH HERE Ú

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2, 3 AND 5 AND FOR “1 YEAR” ON PROPOSAL 4.	Please mark your votes as indicated in this example	☒

THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES, FOR PROPOSALS 2, 3 AND 5 AND FOR AN ADVISORY STOCKHOLDER VOTE ON RED HAT EXECUTIVE COMPENSATION EVERY 1 YEAR ON PROPOSAL 4.

Proposal 1—To elect four members to the Board of Directors, each to serve for a three-year term as a Class II director:	FOR	AGAINST	ABSTAIN

1.1 Sohaib Abbasi	☐	☐	☐

1.2 Narendra K. Gupta	☐	☐	☐

1.3 William S. Kaiser	☐	☐	☐

1.4 James M. Whitehurst	☐	☐	☐

	FOR	AGAINST	ABSTAIN

Proposal 2- To ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 29, 2012.	☐	☐	☐

Proposal 3 – To approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation.	☐	☐	☐

	1 year	2 years	3 years	Abstain

Proposal 4 – To hold an advisory vote on the frequency of future Red Hat stockholder votes on executive compensation.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN

Proposal 5 –To approve Red Hat’s 2011 Performance Compensation Plan.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Signature	____________________________	Signature	____________________________	Date	________________

You can now access your Red Hat account online.

Access your Red Hat account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Red Hat, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2011 Annual Meeting to be held on August 11, 2011: The Notice of 2011 Annual Meeting of Stockholders, Proxy Statement, this Proxy Card and the 2011 Annual Report to Shareholders are available at: http:/ /www.proxyvoting.com/rht

▼ FOLD AND DETACH HERE ▼

PROXY

RED HAT, INC.

Annual Meeting of Stockholders – August 11, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF RED HAT

The undersigned hereby appoints DeLisa K. Alexander, R. Brandon Asbill and Mark E. Cook, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Red Hat, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Red Hat to be held August 11, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)